                                    Exhibit 1

                              AMENDED AND RESTATED
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                                               EXECUTION VERSION

                              AMENDED AND RESTATED
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                           DATED AS OF JUNE 16, 2003
                                  BY AND AMONG
                               PEOPLESOFT, INC.,
                             J.D. EDWARDS & COMPANY
                                      AND
                         JERSEY ACQUISITION CORPORATION

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE 1 THE OFFER AND THE MERGER.............................................
     Section 1.1.   The Offer...................................................
     Section 1.2.   Company Actions.............................................
     Section 1.3.   Directors...................................................
     Section 1.4.   The Merger..................................................
     Section 1.5.   Effective Time..............................................
     Section 1.6.   Closing of the Merger.......................................
     Section 1.7.   Effects of the Merger.......................................
     Section 1.8.   Certificate of Incorporation and Bylaws.....................
     Section 1.9.   Directors...................................................
     Section 1.10.  Officers....................................................
     Section 1.11.  Stockholders' Vote on Merger................................
     Section 1.12.  Merger Without Meeting of Stockholders......................
     Section 1.13.  Conversion of Shares........................................
     Section 1.14.  Exchange of Certificates....................................
     Section 1.15.  Stock Options...............................................
     Section 1.16.  Withholding Rights..........................................
     Section 1.17.  Dissenting Shares...........................................

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................
     Section 2.1.   Organization and Qualification; Subsidiaries; Investments...
     Section 2.2.   Capitalization of the Company and its Subsidiaries..........
     Section 2.3.   Authority Relative to this Agreement; Recommendation........
     Section 2.4.   SEC Reports; Financial Statements; Sarbanes-Oxley Act
                    Compliance..................................................
     Section 2.5.   Information Supplied........................................
     Section 2.6.   Consents and Approvals; No Violations.......................
     Section 2.7.   No Default..................................................
     Section 2.8.   No Undisclosed Liabilities; Absence of Changes..............
     Section 2.9.   Litigation..................................................
     Section 2.10.  Compliance with Applicable Law..............................
     Section 2.11.  Employee Benefits...........................................
     Section 2.12.  Labor and Employment Matters................................
     Section 2.13.  Environmental Laws and Regulations..........................
     Section 2.14.  Taxes.......................................................
     Section 2.15.  Intellectual Property.......................................
     Section 2.16.  Insurance...................................................
     Section 2.17.  Title to Properties; Absence of Liens and Encumbrances......
     Section 2.18.  Certain Business Practices..................................
     Section 2.19.  Product Warranties..........................................
     Section 2.20.  Material Contracts..........................................
     Section 2.21.  Suppliers and Customers.....................................
     Section 2.22.  Affiliates..................................................
     Section 2.23.  Opinion of Financial Advisor................................

                                                                                 PAGE
                                                                                 ----
     Section 2.24. Brokers.....................................................
     Section 2.25. Company Rights Agreement....................................
     Section 2.26. Takeover Statutes...........................................
     Section 2.27. Interested Party Transactions...............................
     Section 2.28. Representations Complete....................................

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION.............
     Section 3.1.  Organization................................................
     Section 3.2.  Capitalization of Parent and its Subsidiaries...............
     Section 3.3.  Authority Relative to this Agreement........................
     Section 3.4.  Parent Common Stock.........................................
     Section 3.5.  SEC Reports; Financial Statements...........................
     Section 3.6.  Information Supplied........................................
     Section 3.7.  Consents and Approvals; No Violations.......................
     Section 3.8.  No Default..................................................
     Section 3.9.  Litigation..................................................
     Section 3.10. Opinion of Financial Advisor................................
     Section 3.11. Brokers.....................................................
     Section 3.12. No Prior Activities.........................................
     Section 3.13. No Undisclosed Liabilities; Absence of Changes..............
     Section 3.14. Compliance with Applicable Law..............................
     Section 3.15. Suppliers and Customers.....................................
     Section 3.16. Parent Employee Benefit Matters.............................
     Section 3.17. Parent Intellectual Property................................
     Section 3.18. Financing...................................................
     Section 3.19. Representations Complete....................................

ARTICLE 4 COVENANTS............................................................
     Section 4.1.  Conduct of Business.........................................
     Section 4.2.  Intentionally Deleted.......................................
     Section 4.3.  No Solicitation or Negotiation..............................
     Section 4.4.  Comfort Letters.............................................
     Section 4.5.  Nasdaq National Market......................................
     Section 4.6.  Access to Information.......................................
     Section 4.7.  Certain Filings; Reasonable Efforts.........................
     Section 4.8.  Public Announcements........................................
     Section 4.9.  Indemnification and Directors' and Officers' Insurance......
     Section 4.10. Notification of Certain Matters; Additions to and
                   Modification of Disclosure Schedules........................
     Section 4.11. Affiliates..................................................
     Section 4.12. Access to Company Employees.................................
     Section 4.13. Company Compensation and Benefit Plans......................
     Section 4.14. Employee Benefits...........................................
     Section 4.15. Takeover Statutes...........................................
     Section 4.16. Company Rights Agreement....................................

                                                                                 PAGE
                                                                                 ----
     Section 4.17. Parent Board of Directors...................................
     Section 4.18. Section 16 Matters..........................................
     Section 4.19. Second Merger...............................................
     Section 4.20. Alternative Double Merger...................................

ARTICLE 5 CONDITIONS TO CONSUMMATION OF THE MERGER.............................
     Section 5.1.  Conditions to Each Party's Obligations to Effect the
                   Merger......................................................

ARTICLE 6 TERMINATION; AMENDMENT; WAIVER.......................................
     Section 6.1.  Termination.................................................
     Section 6.2.  Effect of Termination.......................................
     Section 6.3.  Fees and Expenses...........................................
     Section 6.4.  Amendment...................................................
     Section 6.5.  Extension; Waiver...........................................

ARTICLE 7 MISCELLANEOUS........................................................
     Section 7.1.  Nonsurvival of Representations and Warranties...............
     Section 7.2.  Entire Agreement; Assignment................................
     Section 7.3.  Validity....................................................
     Section 7.4.  Notices.....................................................
     Section 7.5.  Governing Law and Venue; Waiver of Jury Trial...............
     Section 7.6.  Descriptive Headings........................................
     Section 7.7.  Parties in Interest.........................................
     Section 7.8.  Certain Definitions.........................................
     Section 7.9.  Personal Liability..........................................
     Section 7.10. Specific Performance........................................
     Section 7.11. Counterparts................................................

                               TABLE OF EXHIBITS

Exhibit A.....................   Form of Certificate of Merger
Exhibit B.....................   Form of Affiliate Agreement
Exhibit C.....................   Form of Company Voting Agreement
Exhibit D.....................   Form of Parent Voting Agreement

Annex A.......................   Stockholders of Company that executed Voting
                                 Agreements
Annex B.......................   Stockholders of Parent that executed Voting
                                 Agreements
Annex C.......................   Conditions to the Offer

                             TABLE OF DEFINED TERMS

TERM                                                      CROSS REFERENCE IN AGREEMENT      PAGE
----                                                      ----------------------------      ----
Acceptance Date.........................................  Section 7.8(a).................    74
Acquiring Person........................................  Section 2.25...................    41
Acquisition.............................................  Preamble.......................     1
affiliate...............................................  Section 7.8(b).................    74
Agent's Message.........................................  Section 1.1(e)(vii)............     6
Agreement...............................................  Preamble.......................     1
Alternative Double Merger Structure.....................  Section 4.20...................    66
Amendment Execution Date................................  Preamble.......................     1
Applicable Law..........................................  Section 7.8(c).................    74
Average Closing Price...................................  Section 1.1(e)(x)(G)...........     7
business day............................................  Section 7.8(d).................    74
capital stock...........................................  Section 7.8(e).................    74
Cash Electing Shares....................................  Section 1.1(c)(i)..............     4
Cash Offer Price........................................  Section 1.1(e)(x)(E)...........     7
Cash Proration Factor...................................  Section 1.1(e)(x)(A)...........     6
Certificate of Merger...................................  Section 1.5....................    10
Certificates............................................  Section 1.14(b)................    14
Change in Control Plan..................................  Section 2.11(l)................    29
Change in the Company Recommendation....................  Section 4.3(b).................    57
Closing Date............................................  Section 1.6....................    11
Closing.................................................  Section 1.6....................    11
Closing Tax Opinions....................................  Section 4.19...................    65
Committee...............................................  Section 1.3....................    10
Company Acquisition Proposal............................  Section 7.8(f).................    74
Company Affiliates......................................  Section 2.22...................    41
Company Board...........................................  Section 2.3(a).................    20
Company Disclosure......................................  Schedule Article 2.............    17
Company Employee Plan...................................  Section 2.11(a)(iii)...........    25
Company Fairness Opinion................................  Section 2.23...................    41
Company Financial Advisor...............................  Section 2.23...................    41
Company Insider.........................................  Section 4.18...................    65
Company IP..............................................  Section 7.8(g).................    75
Company Licensed IP.....................................  Section 7.8(h).................    75
Company Merger Subsidiary...............................  Section 4.20...................    66
Company Owned IP........................................  Section 7.8(i).................    75
Company Participants....................................  Section 4.14(a)................    63
Company Permits.........................................  Section 2.10...................    25
Company Plans...........................................  Section 1.15(a)................    16
Company.................................................  Preamble.......................     1
Company Preferred Stock.................................  Section 2.2(a).................    19
Company Registered IP...................................  Section 7.8(j).................    75
Company Rights Agreement................................  Section 2.2(a).................    19
Company Rights..........................................  Section 1.1(a).................     2

TERM                                                      CROSS REFERENCE IN AGREEMENT      PAGE
----                                                      ----------------------------      ----
Company SEC Reports.....................................  Section 2.4(a).................    20
Company Securities......................................  Section 2.2(a).................    19
Company Stock Option or Options.........................  Section 1.15(a)................    16
Company Voting Agreements...............................  Preamble.......................     2
Contract................................................  Section 2.20(a)................    38
DGCL....................................................  Section 1.2(a).................     8
Dissenting Common Stock.................................  Section 1.17...................    17
Distribution Date.......................................  Section 2.25...................    42
DOL.....................................................  Section 2.11(b)................    26
DTC.....................................................  Section 1.1(e)(vii)............     6
Effective Time..........................................  Section 1.5....................    11
Employee Agreement......................................  Section 2.11(a)(v).............    25
Employee................................................  Section 2.11(a)(iv)............    25
Employment Agreements...................................  Preamble.......................     2
End User Agreements.....................................  Section 2.20(c)(ii)............    40
Environmental Laws......................................  Section 2.13(a)................    31
ERISA Affiliate.........................................  Section 2.11(a)(ii)............    25
ERISA...................................................  Section 2.11(a)(i).............    25
Exchange Act............................................  Section 1.1(a).................     2
Exchange Agent..........................................  Section 1.14(a)................    13
Exchange Fund...........................................  Section 1.14(a)................    14
Exchange Ratio..........................................  Section 1.13(b)................    13
Expiration Date.........................................  Section 1.1(b).................     3
Final Date..............................................  Section 6.1(b)(iii)............    68
Financial Statements....................................  Section 2.4(a).................    21
First Extension.........................................  Section 6.1(b)(iv).............    69
Form of Election........................................  Section 1.1(e)(vii)............     6
fully diluted basis.....................................  Annex C........................    82
Governmental Entity.....................................  Section 2.6....................    22
Hazardous Material......................................  Section 2.13(a)................    31
Holding Company Common Stock............................  Section 4.20...................    66
Holding Company.........................................  Section 4.20...................    66
HSR Act.................................................  Section 2.6....................    22
incentive stock options.................................  Section 1.15(a)................    16
include or including....................................  Section 7.8(m).................    75
include, without limitation,............................  Section 7.8(m).................    75
including, without limitation,..........................  Section 7.8(m).................    75
Indemnified Liabilities.................................  Section 4.9(a).................    61
Indemnified Persons.....................................  Section 4.9(a).................    61
Independent Directors...................................  Section 1.3....................    10
Information Statement...................................  Section 1.11(i)................    12
Insurance Policies......................................  Section 2.16...................    37
Insured Parties.........................................  Section 4.9(c).................    61
Intellectual Property...................................  Section 7.8(k).................    75

TERM                                                      CROSS REFERENCE IN AGREEMENT      PAGE
----                                                      ----------------------------      ----
IRS.....................................................  Section 2.11(a)(vi)............    26
ISOs....................................................  Section 1.15(a)................    16
knowledge or known......................................  Section 7.8(l).................    75
Lease Documents.........................................  Section 2.17(a)................    38
License-In Agreement....................................  Section 2.15(b)................    34
Lien....................................................  Section 7.8(n).................    75
Material Adverse Effect on Parent.......................  Section 7.8(p).................    76
Material Adverse Effect on the Company..................  Section 7.8(o).................    76
Material Contract.......................................  Section 2.20(a)................    38
Material Contracts......................................  Section 2.20(a)................    38
Maximum Number of Cash Paid Shares......................  Section 1.1(e)(x)(B)...........     6
Maximum Number of Stock Exchange Shares.................  Section 1.1(e)(x)(C)...........     6
Merger Consideration....................................  Section 1.13(a)................    13
Merger..................................................  Preamble.......................     1
Minimum Condition.......................................  Annex C........................    82
Multiemployer Plan......................................  Section 2.11(a)(vii)...........    26
Multiple Employer Plan..................................  Section 2.11(a)(viii)..........    26
Nondisclosure Agreement.................................  Section 4.6(c).................    59
Non-Electing Shares.....................................  Section 1.1(c)(i)..............     4
Notice of Superior Proposal.............................  Section 4.3(b).................    57
Offer Documents.........................................  Section 1.1(c).................     3
Offer Price.............................................  Preamble.......................     1
Offer...................................................  Section 1.1(a).................     2
Offer to Purchase.......................................  Section 1.1(b).................     3
Original Agreement......................................  Preamble.......................     1
Other Interests.........................................  Section 2.1(c).................    18
Parent Benefit Plans....................................  Section 3.16(a)................    49
Parent Common Stock.....................................  Section 1.13(a)................    13
Parent Disclosure.......................................  Schedule Article 3.............    43
Parent ESPP.............................................  Section 4.14(b)................    64
Parent Fairness Opinion.................................  Section 3.10...................    47
Parent Financial Advisor................................  Section 3.10...................    47
Parent Merger Subsidiary................................  Section 4.20...................    66
Parent Permits..........................................  Section 3.14...................    48
Parent Plans............................................  Section 3.2(a).................    43
Parent..................................................  Preamble.......................     1
Parent Rights Agreement.................................  Section 3.2(a).................    44
Parent Rights...........................................  Section 3.2(a).................    44
Parent SEC Reports......................................  Section 3.5(a).................    45
Parent Securities.......................................  Section 3.2(a).................    44
Parent Technology License...............................  Section 3.17...................    49
Parent Voting Agreements................................  Preamble.......................     2
Pension Plan............................................  Section 2.11(a)(ix)............    26
Per Share Cash Amount...................................  Section 1.13(a)................    13

TERM                                                      CROSS REFERENCE IN AGREEMENT      PAGE
----                                                      ----------------------------      ----
person..................................................  Section 7.8(q).................    77
Proceeding..............................................  Section 7.8(r).................    77
Qualifying Amendment....................................  Section 7.8(s).................    77
Registered Intellectual Property........................  Section 7.8(t).................    77
Restricted Company Share................................  Section 1.1(g).................     7
Restricted Parent Shares................................  Section 1.1(g).................     7
Rights Plan.............................................  Section 1.2(a).................     8
S-4.....................................................  Section 1.1(c).................     3
Sarbanes-Oxley Act......................................  Section 2.4(c).................    21
Schedule 14D-9..........................................  Section 1.2(b).................     8
Schedule TO.............................................  Section 1.1(c).................     3
SEC.....................................................  Section 1.1(c).................     3
Second Merger...........................................  Preamble.......................     1
Section 16 Information..................................  Section 4.18...................    65
Securities Act..........................................  Section 1.1(c).................     3
Share...................................................  Section 1.13(a)................    12
Shares..................................................  Section 1.13(a)................    12
Shrinkwrap Software.....................................  Section 2.15(b)................    34
Significant Parent Product..............................  Section 3.17...................    49
Stock Electing Shares...................................  Section 1.1(c)(i)..............     4
Stock Offer Price.......................................  Section 1.1(e)(x)(F)...........     7
Stock Proration Factor..................................  Section 1.1(e)(x)(D)...........     6
Subsidiary..............................................  Section 2.1(a).................    18
Superior Proposal.......................................  Section 4.3(c).................    58
Surviving Corporation...................................  Section 1.4....................    10
Tax or Taxes............................................  Section 2.14(a)(i).............    32
Tax Return..............................................  Section 2.14(a)(ii)............    32
the date hereof.........................................  Preamble.......................     1
Third Party Acquisition Proposal........................  Section 4.3(c).................    57
Third Party.............................................  Section 4.3(c).................    58
Triggering Event........................................  Section 2.25...................    42
Welfare Plan............................................  Section 2.11(a)(x).............    26

                              AMENDED AND RESTATED

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "AGREEMENT") dated as of June 16, 2003, is by and among PeopleSoft, Inc., a Delaware corporation ("PARENT"), J.D. Edwards & Company, a Delaware corporation (the "COMPANY"), and Jersey Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION"), to amend and restate in its entirety the Agreement and Plan of Merger, dated as of June 1, 2003 (the "ORIGINAL AGREEMENT") between Parent, the Company and Acquisition. Upon execution of this Agreement, the Original Agreement shall be deemed amended and restated, and this Agreement shall supercede the original terms thereof as stated herein. All references to "THE DATE HEREOF" or words to that effect shall be deemed to refer to June 1, 2003 and references to the "AMENDMENT EXECUTION DATE" shall mean June 16, 2003.

     WHEREAS, in light of circumstances occurring after the Original Agreement was entered into, the parties have agreed to amend and restate the Original Agreement in accordance with the terms and subject to the conditions hereof;

     WHEREAS, to facilitate the consummation of the merger between the Company and Acquisition, Parent and the Company have proposed the acquisition of all of the outstanding common stock (together with the associated rights) of the Company at a price (such price or such higher price per Share as may be paid in the Offer, being referred to herein as the "OFFER PRICE") consisting of (i) $7.05 in cash, and (ii) that number of shares of common stock of Parent equal to the Exchange Ratio, subject to the election in Section 1.1(e);

     WHEREAS, after the acquisition of the Shares described in the preceding clause, and pursuant to the plan specified in this Agreement, Acquisition will merge with and into the Company (the "MERGER"), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

     WHEREAS, subject to the possible adoption of an Alternative Double Merger Structure as set forth herein, as soon as practicable following the Merger, Parent shall, and shall cause the Company to, adopt an agreement and plan of merger and reorganization whereby the Company will merge with and into Parent or a direct wholly owned subsidiary of Parent, and, if applicable, with such subsidiary surviving the merger as a wholly owned subsidiary of Parent (the "SECOND MERGER");

     WHEREAS, the Boards of Directors of the Company and Acquisition have each unanimously (i) determined that the Offer and the Merger, as contemplated by this Agreement are advisable to and fair and in the best interests of their respective corporations and stockholders, and (ii) approved the Offer and the Merger upon the terms and subject to the conditions set forth in this Agreement and the Board of Directors of Parent has unanimously approved the Offer and the Merger upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the stockholders of the Company set forth on Annex A hereto have executed and delivered to Parent irrevocable proxy and voting agreements (the "COMPANY VOTING AGREEMENTS"), in the form of Exhibit C as an inducement to Parent to enter into the Original Agreement;

     WHEREAS, the stockholders of Parent set forth on Annex B hereto have executed and delivered to the Company irrevocable proxy and voting agreements (the "PARENT VOTING AGREEMENTS"), in the form of Exhibit D as an inducement to the Company to enter into the Original Agreement; and

     WHEREAS, certain officers and employees of the Company have entered into employment and noncompetition agreements (the "EMPLOYMENT AGREEMENTS"), effective upon consummation of the Merger, as an inducement to Parent to enter into the Original Agreement.

     NOW, THEREFOR, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   ARTICLE 1

                            THE OFFER AND THE MERGER

     SECTION 1.1.  The Offer.

     (a) Provided this Agreement shall not have been terminated in accordance with Section 6.1, as promptly as practicable and in any event within ten (10) business days after the Amendment Execution Date, Parent or Acquisition shall, and Parent shall cause Acquisition to, as the first step in completing the Merger, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), an offer (the "OFFER") to purchase all shares of the issued and outstanding common stock of the Company, together with the associated rights issued pursuant to the Rights Plan (as defined herein) (the "COMPANY RIGHTS") for the Offer Price, subject only to the conditions set forth in Annex C hereto; provided, however, that Parent may designate itself or another wholly owned Subsidiary of Parent as the bidder (within the meaning of Rule 14d-1(g)(2) under the Exchange Act) in the Offer, in which case reference herein to Acquisition shall be deemed to apply to such Subsidiary, as appropriate. Except where the context otherwise requires, all references herein to Shares or the Company's common stock shall include the associated Company Rights. The Company shall not tender Shares held by it or by any of its Subsidiaries pursuant to the Offer. Parent or Acquisition shall, and Parent shall cause Acquisition to, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under Applicable Law. The obligations of Parent or Acquisition to consummate the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex C hereto. Notwithstanding anything to the contrary set forth herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Offer, and in lieu thereof, each tendering stockholder who would otherwise be entitled to a fractional share of Parent Common Stock in the Offer (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) will be paid an amount in cash (without interest and rounded up to the nearest whole cent) equal to the product obtained by multiplying (x) the fractional share interest to which such stockholder would otherwise be entitled by (y) the closing price for one share of Parent Common Stock as reported on the Nasdaq National Market on the Acceptance Date.

     (b) The Offer shall be made by means of an offer to purchase and exchange (the "OFFER TO PURCHASE") containing the terms set forth in this Agreement and the conditions set forth in Annex C hereto and providing for an initial expiration date (as may be extended as provided in this clause (b), the "EXPIRATION DATE") of twenty (20) business days (as defined in Rule 14d-1 under the Exchange Act) from the date of commencement of the Offer. Without the prior written consent of the Company, Parent and Acquisition shall not, and Parent shall cause Acquisition not to, decrease the Offer Price, change the form of consideration to be paid, decrease the number of Shares sought, amend the conditions to the Offer set forth in Annex C, impose conditions to the Offer in addition to those set forth in Annex C, or otherwise amend any other material term of the Offer in a manner materially adverse to the holders of Shares. Notwithstanding the foregoing, without the consent of the Company, Parent or Acquisition shall be entitled to and shall, and Parent shall cause Acquisition to, extend the Offer at any time for the shortest time periods that it reasonably believes are necessary, if at the initial Expiration Date, or any extension thereof, any condition to the Offer is not satisfied or waived, provided that (i) no single extension shall exceed ten (10) business days and
(ii) neither Parent nor Acquisition shall be required to extend the Offer beyond the Final Date.

     (c) As soon as practicable after the Amendment Execution Date, Parent shall prepare and file with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the SEC's rules and regulations promulgated thereunder (the "SECURITIES ACT") a registration statement on Form S-4 (the "S-4") to register the offer and sale of Parent Common Stock pursuant to the Offer. The S-4 will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act. The Company shall provide Parent and Acquisition all information reasonably requested by Parent or Acquisition for inclusion in the Offer Documents and any exhibits or annexes thereto. As soon as practicable, but not later than the date of commencement of the Offer, Parent shall (i) file with the SEC a Tender Offer Statement on Schedule TO (the "SCHEDULE TO") with respect to the Offer, which will comply in all material respects with the provisions of, and satisfy in all material respects the requirements of, such Schedule TO and all applicable federal securities laws, and will contain or incorporate by reference all or part of the S-4 and the form of the related letter of transmittal (such documents, together with the preliminary or final prospectus included in the S-4 and any supplements or amendments thereto, collectively the "OFFER DOCUMENTS") and (ii) cause the Offer Documents to be disseminated to holders of Shares. Parent and the Company each agree promptly to correct any information provided by it for use in the S-4 or the Offer Documents if and to the extent that it shall be, or shall have become false or misleading in any material respect. Parent agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after its filing and to maintain such effectiveness for so long as shall be required for the issuance of Parent Common Stock pursuant to the Offer. Following the time the S-4 is declared effective, Parent shall file the final prospectus included therein under Rule 424(b) promulgated pursuant to the Securities Act.

     (d) No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the S-4, the Schedule TO or the Offer Documents will be made by the Company, Parent or Acquisition, without providing the other party and its counsel a reasonable opportunity to review and comment thereon. In addition, Parent shall, and shall cause Acquisition to, provide the Company and its counsel in writing with any comments that Parent, Acquisition or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments and with copies of any written responses and telephonic notification of any verbal responses by Parent, Acquisition or their counsel. Parent will advise the Company promptly after it receives notice that the S-4 and any supplement or amendment that has been filed have become effective, of the issuance of any stop order, or of the suspension of the qualification of the Parent Common Stock issuable in connection with the Offer for offering or sale in any jurisdiction. If at any time prior to the time of consummation of the Offer, any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent and which should be set forth in an amendment or supplement to the S-4 so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company.

     (e) (i) Each holder of Shares validly tendered and not withdrawn pursuant to the Offer accepted by Parent or Acquisition for exchange on the Acceptance Date shall be entitled to elect to receive the Offer Price in respect of such tendered Shares in the form of either the Cash Offer Price or the Stock Offer Price; provided, that, the letter of transmittal with respect to the Offer provided by the Exchange Agent shall require that each holder shall elect either the Cash Offer Price (such electing shares, "CASH ELECTING SHARES") or the Stock Offer Price (such electing shares, "STOCK ELECTING SHARES") for all Shares tendered by such holder. To the extent that a holder has validly tendered, and not withdrawn, such tendered Shares, but has not indicated in the transmittal letter whether to elect the Cash Offer Price or the Stock Offer Price, the shares will be deemed to be non-electing and shall not constitute Cash Electing Shares or Stock Electing Shares (all such shares, "NON-ELECTING SHARES"). Notwithstanding anything in this Agreement to the contrary: (i) the number of Shares that Parent or Acquisition will be obligated to acquire in exchange for the Cash Offer Price shall not exceed the Maximum Number of Cash Paid Shares; and (ii) the number of Shares that Parent or Acquisition will be obligated to acquire in exchange for the Stock Offer Price shall not exceed the Maximum Number of Stock Exchange Shares.

     (ii) If the number of Cash Electing Shares exceeds the Maximum Number of Cash Paid Shares on the Acceptance Date, (1) each Stock Electing Share and Non-Electing Share shall be converted into the right to receive that number of shares of Parent Common Stock equal to the Stock Offer Price; and (2) each Cash Electing Share shall be converted into the right to receive (I) cash equal to the product of (x) the Cash Offer Price and (y) the Cash Proration Factor and
(II) that number of shares of Parent Common Stock equal to the product of (x) the Stock Offer Price and (y) the difference of one minus the Cash Proration Factor.

     (iii) If the number of Stock Electing Shares exceeds the Maximum Number of Stock Exchange Shares on the Acceptance Date, (1) each Cash Electing Share and Non-Electing Share shall be converted into the right to receive cash equal to the Cash Offer Price; and (2) each Stock Electing Share shall be converted into the right to receive (I) that number of shares of Parent Common Stock equal to the product of (x) the Stock Offer Price and (y) the Stock Proration Factor and
(II) cash equal to the product of (x) the Cash Offer Price and (y) the difference of one minus the Stock Proration Factor.

     (iv) In the event that neither Section 1.1(e)(ii) nor 1.1(e)(iii) is applicable, (1) each Cash Electing Share shall be converted into the right to receive cash equal to the Cash Offer Price, (2) each Stock Electing Share shall be converted into the right to receive that number of shares of Parent Common Stock equal to the Stock Offer Price, and (3) each Non-Electing Share shall be converted into the right to receive a prorated combination of the remaining cash and shares of Parent Common Stock available for distribution after allocation has been made for the Cash Electing Shares and the Stock Electing Shares set forth in clauses (1) and (2) of this Section 1.1(e).

     (v) If, between the date of this Agreement and the Acceptance Date, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, including, without limitation, the right to receive cash in connection with an acquisition of Parent, then the Cash Offer Price, the Stock Offer Price and any other applicable numbers or amounts shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (vi) The Exchange Agent shall make all computations as to the allocation and the proration contemplated by this Section 1.1(e), and any such computation shall be conclusive and binding on the Company stockholders. Parent, Acquisition and the Company may agree to make such rules as are consistent with the Offer and this Section 1.1(e) for the implementation of the provisions of this Section 1.1(e) as shall be necessary or desirable to fully effect such provisions.

     (vii) All elections in accordance with this Section 1.1(e) shall be made on a form designed for that purpose and mutually acceptable to the Company and Acquisition included in the letter of transmittal delivered by the Exchange Agent (which shall specify that risk of loss of accompanying Certificates shall pass only upon delivery thereof to the Exchange Agent and that title thereto shall pass following such delivery if and when the Effective Time shall occur) (a "FORM OF ELECTION") and mailed to holders of record of Shares in connection with the commencement of the Offer or, in the case of Shares held in book-entry form, through transmission of an Agent's Message (as hereinafter defined). The term ("AGENT'S MESSAGE") means a message transmitted by the Depository Trust Company ("DTC") and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer which states that DTC has received an express acknowledgment from a participant transmitting the Shares, sets forth the election being made with respect to such shares and states that such participant has agreed to be bound by the terms of the Form of Election with respect to such shares. Parent and Acquisition will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to reasonably determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election, or, in the case of Shares held in book-entry form, whether an Agent's Message has properly been received or whether any modifications of the procedures set forth in this Section 1.1(e)(vii) or in
Section 1.1(e)(viii) are necessary to comply with the requirements of DTC. The decision of Parent and Acquisition (or the Exchange Agent, as applicable) in such matters shall be conclusive and binding on the holders of Shares.

     (viii) An Election must be made at the time of tenders by a holder of Shares in order to be effective in the Offer.

     (ix) For the purposes of this Agreement, the Shares validly tendered by a holder of Shares who does not submit an Election prior to the Acceptance Date shall be deemed to be Non-Electing Shares. If Parent, Acquisition or the Exchange Agent, as applicable, shall determine that any purported election was not properly made, such purported election shall be deemed to be of no force and effect, and the shares with respect to which such purported election was made shall, for purposes hereof, be deemed to be Non-Electing Shares. Neither Parent nor Acquisition, nor the Exchange Agent, as applicable, shall have any obligation to inform any holder of Shares of any defect in the making of an election.

     (x) For purposes of this Section 1.1(e), the following terms shall have the respective meanings set forth below:

          (A) "CASH PRORATION FACTOR" means (x) the Maximum Number of Cash Paid Shares divided by (y) the total number of Cash Electing Shares.

          (B) "MAXIMUM NUMBER OF CASH PAID SHARES" means (x) the product of $7.05 multiplied by the total number of Shares validly tendered and not withdrawn as of the Expiration Date divided by (y) Cash Offer Price.

          (C) "MAXIMUM NUMBER OF STOCK EXCHANGE SHARES" means (x) the product of
     0.430 multiplied by the total number of Shares validly tendered and not withdrawn as of the Expiration Date divided by (y) Stock Offer Price.

          (D) "STOCK PRORATION FACTOR" means (x) the Maximum Number of Stock Exchange Shares divided by (y) the total number of Stock Electing Shares.

          (E) "CASH OFFER PRICE" means (x) $7.05 plus (y) 0.430 multiplied by the Average Closing Price.

          (F) "STOCK OFFER PRICE" means Cash Offer Price divided by the Average Closing Price.

          (G) "AVERAGE CLOSING PRICE" means the average of the closing trading prices for one share of Parent Common Stock as reported on the Nasdaq National Market for the five (5) trading day period ending immediately prior to (and excluding) the second trading day before the Expiration Date.

     (xi) Except with respect to payments made in lieu of issuing fractional shares of Parent Common Stock:

          (A) The total number of shares of Parent Common Stock issuable in the Offer shall equal (x) the total number of Shares validly tendered and not withdrawn as of the Expiration Date multiplied by (y) the Exchange Ratio.

          (B) The total cash consideration payable in the Offer shall equal (x) the total number of Shares validly tendered and not withdrawn as of the Expiration Date multiplied by (y) $7.05.

     (f) Parent shall issue or provide to Acquisition all of the shares of Parent Common Stock necessary in connection with the exchange of any Shares to satisfy Acquisition's obligations pursuant to the Offer and the Merger. Parent shall provide or cause to be provided to Acquisition all of the funds necessary in connection with the purchase of any Shares to satisfy Acquisition's obligations pursuant to the Offer and the Merger.

     (g) Each Share validly tendered for exchange that is subject to repurchase by the Company, or that is otherwise subject to a risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, issued and outstanding immediately prior to the Acceptance Date (each a "RESTRICTED COMPANY SHARE") shall be exchanged as set forth in this Article 1, with any shares of Parent Common Stock and cash consideration becoming subject to forfeiture to, or repurchase by, Parent on the same terms as governed such Restricted Company Shares prior to the Offer ("RESTRICTED PARENT SHARES"). Cash and certificates representing the Restricted Parent Shares shall be held by Parent until such shares and cash are no longer subject to repurchase or forfeiture. Cash dividends on Restricted Parent Shares will be distributed to the holder of such Restricted Parent Shares on whose behalf the Restricted Parent Shares are being held by Parent. Any shares of Parent Common Stock or other equity securities issued or distributed by Parent, including shares issued upon a stock dividend or split, in respect of Restricted Parent Shares (which remain restricted at the time of such distribution) will be subject to the same restrictions and other terms as the Restricted Parent Share with respect to which the distribution is made. Each holder of Restricted Parent Shares will have voting rights with respect to Restricted Parent Shares (and other voting securities) held by Parent on its behalf.

     SECTION 1.2.  Company Actions.

     (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has (i) unanimously adopted resolutions approving and declaring advisable this Agreement (including all terms and conditions set forth herein) and the transactions contemplated hereby, including the Offer and the Merger and all of the transactions contemplated thereby, determining that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders, (ii) unanimously resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended by the Company's Board of Directors, subject to the terms and conditions hereof and (iii) taken all action necessary so that the Company's Preferred Stock Rights Agreement, dated as of October 22, 2001, between the Company and Computershare Trust Company, Inc. as rights agent, as amended (as so amended, the "RIGHTS PLAN"), is and, through the Effective Time, will be inapplicable to Parent and Acquisition, this Agreement, the Merger and the transactions contemplated hereby, and will have taken all such necessary action in connection with the Offer within one business day of the Amendment Execution Date. The Company represents that
Section 203 of the Delaware General Corporation Law (the "DGCL") is inapplicable to the Offer, the Merger and transactions contemplated hereby. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of its Board of Directors described in clauses (i) and (ii) of this Section 1.2(a).

     (b) Concurrently with the commencement of the Offer or as promptly thereafter as practicable, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE 14D-9"), which shall contain the recommendation referred to in clause
(ii) of Section 1.2(a) hereof unless such recommendation has been withdrawn, or as such recommendation has been modified or amended, in each case in accordance with the provisions of this Agreement. Parent and Acquisition shall provide the Company all information reasonably requested by the Company for inclusion in the
Schedule 14D-9 and any exhibits or annexes thereto. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Acquisition for inclusion in the Schedule 14D-9. The Company further shall take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws, and shall mail such Schedule 14D-9 to the stockholders of the Company promptly after commencement of the Offer, together with the initial mailing of the Offer to Purchase. Each of the Company, on the one hand, and Parent and the Acquisition, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further shall take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company shall provide Parent, Acquisition and their counsel a reasonable opportunity to review and comment upon the Schedule 14D-9 and any correction or amendment thereto prior to the filing thereof with the SEC. In addition, the Company shall provide Parent, Acquisition and their counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments and with copies of any written responses and telephonic notification of any verbal responses by the Company or its counsel.

     (c) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to Parent or Acquisition mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish Parent or Acquisition with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as Parent or Acquisition or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Except for such steps as are necessary to disseminate the Offer Documents and subject to the requirements of Applicable Law, Parent shall, and shall cause Acquisition and each of Acquisition's and Parent's respective affiliates, associates, employees, agents and advisors to, hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, shall upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or control or the possession or control of its agents or representatives.

     SECTION 1.3. Directors. Effective upon the Acceptance Date of Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by Acquisition, Parent or their respective affiliates, Acquisition shall be entitled to designate upon written notice to the Company for appointment or election such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Parent or Acquisition, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to that number of directors which equals the product of (i) the total number of directors on the Board of Directors of the Company (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) and
(ii) the percentage that the aggregate number of Shares beneficially owned by Parent, Acquisition or any of their respective affiliates (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its Subsidiaries) bears to the total number of Shares then issued and outstanding. At such times, if requested by Parent or Acquisition, and subject to Applicable Law and the rules of the Nasdaq National Market, the Company will use its best efforts to cause each committee of the Board of Directors of the Company and the Board of Directors of each Subsidiary of the Company to include persons designated by Parent or Acquisition constituting the same percentage of each such committee and the Board of Directors of each subsidiary of the Company as Parent's or Acquisition's designees are of the Board of Directors of the Company. The Company shall, upon request by Parent or Acquisition, promptly increase the size of the Board of Directors of the Company and/or exercise its best efforts to secure the resignations of such number of Directors as is necessary to enable Parent's or Acquisition's designees to be elected to the Board of Directors of the Company in accordance with the terms of this Section 1.3 and subject to Applicable Law, shall cause Acquisition's designees to be so elected; provided, however, that if Parent's or Acquisition's designees are appointed or elected to the Board of Directors of the Company, until the Effective Time, the Board of Directors of the Company shall have at least two (2) directors who are directors on the Amendment Execution Date and who are neither officers of the Company nor designees, affiliates or associates (within the meaning of the federal securities laws) of Parent or the Acquisition prior to the Amendment Execution Date (one or more of such directors, the "INDEPENDENT DIRECTORS"); provided, further, that if less than two (2) Independent Directors remain, the remaining Independent Directors (if any) or if no Independent Directors remain, the other directors shall designate persons to fill the vacancies who shall not be either officers of the Company or designees, shareholders, affiliates or associates of Parent, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to Applicable Law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 mailed to stockholders of the Company promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Parent or Acquisition has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3. Parent and Acquisition will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, during the period after the election or appointment of directors designated by Parent or Acquisition pursuant to this Section 1.3 but prior to the Effective Time, the Board of Directors of the Company shall, to the fullest extent permitted by Applicable Law, delegate to a committee of the Board of Directors of the Company comprised solely of the Independent Directors (the "COMMITTEE"), the sole responsibility for (i) the amendment or termination of this Agreement (in either case in accordance with this Agreement) on behalf of the Company, (ii) the waiver of any of the Company's rights or remedies hereunder, (iii) the extension of the time for performance of Parent's or Acquisition's obligations hereunder, or (iv) the assertion or enforcement of the Company's rights under this Agreement.

     SECTION 1.4. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Acquisition shall be merged with and into the Company. Following the Merger, the separate corporate existence of Acquisition shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") until a Second Merger occurs in accordance with Section 4.19.

     SECTION 1.5. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, a Certificate of Merger substantially in the form of Exhibit A (the "CERTIFICATE OF MERGER") shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL or such later time as Parent and the Company may agree upon and as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

     SECTION 1.6. Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 5 except for such conditions which may only be satisfied by delivery of documents or certificates at the Closing, at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104, unless another time, date or place is agreed to in writing by the parties hereto.

     SECTION 1.7. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.8. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Surviving Corporation shall be amended to read the same as the Certificate of Incorporation of Acquisition in effect at the Effective Time, and shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Applicable Law; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as following: "The name of this corporation is J.D. Edwards & Company." The bylaws of the Surviving Corporation shall be amended as necessary to read the same as the bylaws of Acquisition in effect at the Effective Time until amended in accordance with Applicable Law.

     SECTION 1.9. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

     SECTION 1.10. Officers. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

     SECTION 1.11. Stockholders' Vote on Merger. If a stockholder vote is required by Applicable Law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with Applicable Law as soon as practicable following the acceptance for payment and purchase of Shares by Acquisition pursuant to the Offer for the purpose of considering and taking action upon the Merger and this Agreement:

          (i) in conjunction with Parent, prepare and file with the SEC an Information Statement pursuant to Regulation 14C (the "INFORMATION STATEMENT") in connection with approval of the Merger by written consent of the stockholders and use its reasonable efforts (x) to respond promptly to any comments made by the SEC with respect to the Information Statement, (y) to cause the Information Statement to be mailed to its stockholders and (z) to obtain the necessary approvals of the Merger and this Agreement by its stockholders;

          (ii) Parent shall provide the Company with the information concerning Parent and Acquisition required to be included in the Information Statement. Parent shall vote, or cause to be voted, or shall approve an action by written consent all of the Shares then owned by it, Acquisition or any of Parent's or Acquisition's respective subsidiaries and affiliates (including, without limitation, all shares acquired on the Acceptance Date) in favor of the approval of the Merger and the adoption of this Agreement; and

          (iii) The Company shall provide to Parent and its counsel a reasonable opportunity to review and comment upon the Information Statement prior to the filing thereof with the SEC. In addition, the Company shall provide to Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Information Statement promptly after receipt of such comments and with copies of any written responses and telephonic notification of any verbal responses by the Company or its counsel. No filing of, or amendment or supplement to, or written correspondence to the SEC or its staff with respect to, the Information Statement will be made by the Company without providing Parent its counsel a reasonable opportunity to review and comment thereon.

     SECTION 1.12. Merger Without Meeting of Stockholders. In the event that Parent, Acquisition or any other Subsidiary of Parent, shall acquire at least ninety percent (90%) of the then-outstanding Shares pursuant to the Offer or otherwise, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 (in lieu of Section 251) of the DGCL.

     SECTION 1.13.  Conversion of Shares.

     (a) At the Effective Time, each share of common stock, par value $0.001 per share, of the Company (each a "SHARE" and, collectively, the "SHARES") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury and (ii) Shares held by Parent or Acquisition) shall, by virtue of the Merger and without any action on the part of Acquisition, the

Company or the holder thereof, be converted into and shall become the right to receive $7.05 in cash (the "PER SHARE CASH AMOUNT") plus a number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") equal the Exchange Ratio (such amount of cash and stock together, the "MERGER CONSIDERATION"). Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock and to the Shares shall include the associated Parent Rights and associated Company Rights, respectively. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, including, without limitation, the right to receive cash in connection with an acquisition of Parent, then the Per Share Cash Amount and the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (b) The "EXCHANGE RATIO" shall be 0.430.

     (c) At the Effective Time, each outstanding share of the common stock, $0.001 par value per share, of Acquisition shall be converted into one share of common stock, $0.001 per share, of the Surviving Corporation.

     (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent or Acquisition immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no shares of Parent Common Stock shall be delivered with respect thereto.

     (e) Each Restricted Company Share issued and outstanding immediately prior to the Effective Time shall be exchanged pursuant to Section 1.13(e) into the Merger Consideration, subject to forfeiture to, or repurchase by, Parent on the same terms and at the same price as governed such Restricted Company Shares prior to the Merger Restricted Parent Shares. The cash and certificates representing the Restricted Parent Shares shall be held by Parent until such shares are no longer subject to repurchase or forfeiture. Cash dividends on Restricted Parent Shares will be distributed to the holder of such Restricted Parent Shares on whose behalf the Restricted Parent Shares are being held by Parent. Any shares of Parent Common Stock or other equity securities issued or distributed by Parent, including shares issued upon a stock dividend or split, in respect of Restricted Parent Shares (which remain restricted at the time of such distribution) will be subject to the same restrictions and other terms as the Restricted Parent Share with respect to which the distribution is made. Each holder of Restricted Parent Shares will have voting rights with respect to Restricted Parent Shares (and other voting securities) held by Parent on its behalf.

     SECTION 1.14.  Exchange of Certificates.

     (a) Promptly following the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and reasonably satisfactory to the Company (the "EXCHANGE AGENT") for the benefit of the holders of Shares for exchange in accordance with this Article 1: (i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.13, (ii) cash in an amount equal to the Per Share Cash Amount multiplied by the number of Shares issued and outstanding immediately prior to the Effective Time, and (iii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "EXCHANGE FUND"), in exchange for outstanding Shares.

     (b) Parent shall use commercially reasonable efforts to cause the Exchange Agent, promptly after the Effective Time (and in no event later than five (5) business days following the Effective Time), to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") and whose Shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.13: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a check representing the Per Share Cash Amount that such holder has the right to receive pursuant to this Article I, (B) a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article I, and, if applicable, (C) a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.14, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this
Section 1.14.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment shall be paid to any such holder pursuant to Section 1.14(f), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of Applicable Law, following surrender of any such Certificate there shall be paid (in addition to the Merger Consideration) to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.14(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of fractional shares of Parent Common Stock for which such holder received cash in lieu of fractional shares and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

     (d) If any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a bond or indemnity reasonably satisfactory to Parent and the Exchange Agent.

     (e) The Merger Consideration issued and paid upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.14(c) or 1.14(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) determined by multiplying the average closing sale prices for one share of Parent Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the Effective Time by the fractional share interest to which such holder would otherwise be entitled (after aggregating all shares owned by such holder). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

     (g) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Merger Consideration, and any applicable dividends or distributions with respect to Parent Common Stock.

     (h) Neither Parent nor the Company shall be liable to any holder of Shares for shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

     SECTION 1.15.  Stock Options.

     (a) At the Effective Time, each outstanding option, warrant or other right to purchase Shares (a "COMPANY STOCK OPTION" or collectively, "COMPANY STOCK OPTIONS") issued pursuant to the Company's 1992 Incentive Stock Option Plan, 1992 Nonqualified Stock Option Plan, 1997 Employee Stock Purchase Plan, 1997 Equity Incentive Plan, 1997 Employee Stock Purchase Plan for Non-United States Employees, 2003 J.D. Edwards & Company Equity Incentive Plan, YOUcentric 2000 Equity Compensation Plan or other agreement or arrangement, whether vested or unvested, shall be converted as of the Effective Time into an option, warrant or right, as applicable, to purchase shares of Parent Common Stock in accordance with this Section 1.15. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued other than outstanding warrants or rights are referred to collectively as the "COMPANY PLANS." At the Effective Time, each Company Stock Option to purchase one Share so converted shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable to such Company Stock Option as set forth in the applicable Company Plan and the agreement(s) evidencing the grant thereof immediately prior to the Effective Time, including provisions with respect to vesting, (i) a number of shares of Parent Common Stock equal to the Exchange Ratio and (ii) the Per Share Cash Amount, at the same exercise price as in effect prior to the Effective Time; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 through Section 424 of the Code ("INCENTIVE STOCK OPTIONS" or "ISOS"), to the extent permitted by Applicable Law, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined so as to comply with Section 424(a) of the Code and it is the intention of the parties that such options will qualify as incentive stock options following the Effective Time.

     (b) As soon as practicable (but in no event later than thirty (30) days) after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the applicable Company Plan and that the agreements evidencing the grants of such options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.15 after giving effect to the Merger).

     (c) At or before the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section 1.15. Within ten (10) business days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options held by all persons with respect to whom registration on Form S-8 is available and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (d) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section 1.15.

     SECTION 1.16. Withholding Rights. Each of the Company, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article 1 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Company, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Company, the Surviving Corporation or Parent, as the case may be.

     SECTION 1.17. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such Shares who have properly exercised appraisal rights with respect thereto (the "DISSENTING COMMON STOCK") in accordance with
Section 262 of the DGCL, shall not be converted into the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Common Stock in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock shall thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisals of shares of Dissenting Common Stock. Notwithstanding anything to the contrary contained in this Section 1.17, if (i) the Merger is rescinded or abandoned or (ii) the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to
Section 262 of the DGCL shall cease. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The representations and warranties set forth below have not been changed or updated from the Original Agreement except for changes in Sections 2.3, 2.5,
2.23 and 2.25 to reflect changes in the consideration and form of the transactions contemplated hereby. The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "COMPANY DISCLOSURE SCHEDULE") delivered by the Company simultaneously with the execution hereof (which Company Disclosure Schedule shall specifically identify the specific Section or subsection, as applicable, to which each such exception relates), that:

     SECTION 2.1.  Organization and Qualification; Subsidiaries; Investments.

     (a) Section 2.1(a) of the Company Disclosure Schedule sets forth a true and complete list of each person in which the Company owns, directly or indirectly, 50% or more of the voting interests or of which the Company otherwise has the right to direct the management (each, a "SUBSIDIARY") together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned directly or indirectly by the Company. All of the outstanding capital stock or other ownership interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where any failure of any Subsidiary to be so organized, existing and in good standing could be cured by a ministerial filing or payment of a fee or tax. The Company has made available to Parent and Acquisition accurate and complete copies of the Certificate of Incorporation and bylaws or comparable other governing documents, each as in full force and effect on the date hereof, of the Company and each of its Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X of the SEC). Other than as specified in Section 2.1(a) of the Company Disclosure Schedule, the Company has no operating Subsidiaries other than those incorporated in a state of the United States.

     (b) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) Section 2.1(c) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each equity investment (including obligations that are convertible into equity securities) made by the Company or any Subsidiary in any person (including the percentage ownership as of the most recent practicable date for which the Company or such Subsidiary has capitalization information for such entity and any management rights granted to the Company or any such Subsidiary) other than the Subsidiaries ("OTHER INTERESTS"). The Other Interests are owned directly or indirectly by the Company free and clear of all Liens.

     SECTION 2.2.  Capitalization of the Company and its Subsidiaries.

     (a) The authorized capital stock of the Company consists of (i) Three Hundred Million (300,000,000) Shares, of which, as of May 28, 2003, One Hundred Twenty-Two Million Four Hundred Twenty-Six Thousand Six Hundred Sixty-Four (122,426,664) Shares were issued and outstanding; and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.001 per share ("COMPANY PREFERRED STOCK"), none of which are outstanding as of the date hereof. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of May 28, 2003, an aggregate of Thirty-One Million Nine Hundred Sixty-Six Thousand Two Hundred Sixty-Nine (31,966,269) Shares were reserved for issuance of which Twenty-Two Million Forty-Five Thousand Three Hundred and One (22,045,301) Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans. Between May 28, 2003 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Stock Options already in existence on such first date, and between May 28, 2003 and the date hereof, no stock options have been granted. Except as set forth above and for the stockholder rights Company Rights issued pursuant to that certain Preferred Stock Rights Agreement, dated as of October 22, 2001, as amended, between the Company and Computershare Trust Company, Inc., as Rights Agent (the "COMPANY RIGHTS AGREEMENT"), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary convertible into or exchangeable or exercisable for, shares of capital stock or other voting securities of the Company or any Subsidiary, (iii) no options, warrants or other rights to acquire from the Company or any Subsidiary, and no obligations of the Company or any Subsidiary to issue any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of the Company or any Subsidiary, and (iv) no equity equivalent interests in the ownership or earnings of the Company or any Subsidiary or other similar rights. All of the outstanding Shares and Company Stock Options (collectively "COMPANY SECURITIES") were issued in compliance with the Securities Act of 1933, as amended in the Securities Act, and applicable state securities laws. As of the date hereof, except with respect to the Restricted Company Shares, there are no outstanding rights or obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of its capital stock or other ownership interests. Other than the Company Voting Agreements, there are no stockholder agreements, voting trusts or other arrangements or understandings to which the

Company, the Company Board or any Subsidiary is a party, and to the Company's knowledge, there are no other agreements, voting trusts or other arrangements or understandings, relating to the voting or registration of any shares of capital stock or other voting securities of the Company or any Subsidiary. Other than treasury stock as described in the Financial Statements, no Shares, Company Preferred Stock or Company Stock Options are owned by the Company or any Subsidiary. The Company has provided to Parent a true and complete list of all holders of outstanding Restricted Company Shares or Company Stock Options, the exercise or vesting schedule, the exercise price per share, and the term of each Restricted Company Share or Company Stock Option, as applicable and in the case of Company Stock Options, whether such option is a nonqualified stock option or incentive stock option, and any restrictions on the Company's right to repurchase of the Shares underlying the options, and whether or not, to the Company's knowledge, an election under Section 83(b) of the Code is in effect with respect to such Shares that are Restricted Company Shares, in each case as of the date hereof. None of the terms of the Company Stock Options or Restricted Company Shares provides for accelerated vesting as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Other than as disclosed in the Company's SEC Reports filed on or before the date hereof, since the Company's initial public offering, the Company has not granted Company Stock Options to employees or consultants under any Company Plan at an exercise price of less than the fair market value per Share at the time of grant as determined in good faith by the Company Board.

     (b) The Company Rights and the Shares constitute the only classes of equity securities of the Company or its Subsidiaries registered or required to be registered under the Exchange Act.

     SECTION 2.3.  Authority Relative to this Agreement; Recommendation.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the approval of holders of a majority of the Shares of the Company's common stock prior to consummation of the Merger in accordance with Section 251 of the DGCL, if so required, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of the Company (the "COMPANY BOARD"), and, except for obtaining the approval of its stockholders as contemplated by Section
1.11 hereof, if required by the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition, constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     (b) Without limiting the generality of the foregoing, the Company Board has unanimously (i) determined that the Merger is advisable and that the terms of the Offer and the Merger and fair to, and in the best interests of the Company and the Company's stockholders and (ii) approved this Agreement, the Offer and the Merger and the other transactions contemplated hereby, (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition and approve and adopt this Agreement, the Merger and the other transactions contemplated hereby, and (iv) has not withdrawn or modified such approval or resolution to recommend (except as otherwise permitted in this Agreement).

     SECTION 2.4. SEC Reports; Financial Statements; Sarbanes-Oxley Act Compliance.

     (a) The Company has filed all required forms, reports and documents ("COMPANY SEC REPORTS") with the SEC since October 31, 1999, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each Applicable Law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Company SEC Report filed subsequently and prior to the date hereof. The consolidated financial statements of the Company included in the Company SEC Reports (the "FINANCIAL STATEMENTS") fairly presented in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required to the extent permitted by Form 10-Q of the Exchange Act), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, except that the unaudited interim financial statements of the Company contained in the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2003 were subject to normal adjustments that are not expected to be material in amount.

     (b) The Company has heretofore made, and hereafter will make, available to Acquisition or Parent a complete and correct copy of any amendments or modifications that are required to be filed with or submitted to the SEC but have not yet been filed with or submitted to the SEC to agreements, documents or other instruments that previously had been filed with or submitted to the SEC by the Company pursuant to the Exchange Act.

     (c) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT"), and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

     (d) Since October 31, 1999, neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

     (e) To the knowledge of the Company, no employee of the Company or any Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law. Neither the Company nor any Subsidiary nor any officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

     SECTION 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) Offer Documents; (ii) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Information Statement relating to the written consent of the Company's stockholders approving the Merger, if required, will, at the date mailed to stockholders of the Company and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Schedule 14D-9 and the Information Statement will comply, as of its mailing date, as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

     SECTION 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the rules and regulations of the Nasdaq National Market, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), any filings under similar competition or merger notification laws or regulations of foreign Governmental Entities, and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to and no material permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any Subsidiary, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Material Contract or (iii) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets.

     SECTION 2.7. No Default. Neither the Company nor any Subsidiary is in (i) breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of its Certificate of Incorporation or bylaws (or similar governing documents), (ii) breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any material term, condition or provision of
(A) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Subsidiary is now a party or by which it or any of its properties or assets may be bound or (B) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any Subsidiary or any of its properties or assets.

     SECTION 2.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed in the Company SEC Reports filed on or before the date hereof or as reflected on the consolidated balance sheet of the Company for the quarter ended April 30, 2003), a true and correct copy of which has been provided to Parent, other than liabilities or obligations to suppliers, vendors, employees and landlords incurred in the ordinary and usual course of such business consistent with past practices, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto). Except for the negotiation and execution of this Agreement, between April 30, 2003 and the date hereof, the Company and each Subsidiary have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any:

          (a) Material Adverse Effect on the Company;

          (b) damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any Subsidiary and having a value at the time of the incident of Two Million Dollars ($2,000,000) or more, whether or not covered by insurance;

          (c) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary, repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary except for repurchases from individuals following their termination of service required by the terms of their pre-existing stock option or purchase agreements;

          (d) other than amendment of the Company Rights Plan pursuant to Sections 2.25 and 4.16 hereof, amendment of any term of any outstanding security of the Company or any Subsidiary;

          (e) incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts not in excess of One Million Dollars ($1,000,000);

          (f) creation or assumption by the Company or any Subsidiary of any Lien on any asset or property with a value of One Million Dollars ($1,000,000) or more;

          (g) loan, advance or capital contribution made by the Company or any Subsidiary to, or investment in, any person other than (i) loans or advances to employees in connection with business-related travel, in each case made in the ordinary course of business consistent with past practices, (ii) loans, advances or capital contributions or investments by the Company to or in any wholly-owned Subsidiary, by any wholly-owned Subsidiary in the Company or, by any wholly-owned Subsidiary in any other wholly-owned Subsidiary, and (iii) the Other Interests;

          (h) transaction or binding commitment made, or any Contract entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets or property) or any relinquishment by the Company or any Subsidiary of any Contract or other right, in either case, having a stated contract amount or otherwise potentially involving Company or Subsidiary obligations or entitlements with a value of One Million Dollars ($1,000,000) or more (other than Contracts with customers and suppliers entered into in the ordinary course of business, consistent with past practices);

          (i) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, or any lockouts, strikes, work stoppages or, to the knowledge of the Company, any threats thereof or any slowdowns or threats thereof by or with respect to such employees;

          (j) exclusive license, distribution, marketing or sales agreement entered into or any agreement to enter into any exclusive license, distribution, marketing or sales agreement;

          (k) commitment to any person to (i) develop software without charge or
     (ii) incorporate any software into any of the Company's products;

          (l) change by the Company in any of its accounting principles, practices or methods; or

          (m) increase in the compensation payable or that could become payable by the Company or any Subsidiary to (i) officers of the Company or any Subsidiary or (ii) any employee of the Company or any Subsidiary whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more.

     SECTION 2.9. Litigation. Except as disclosed in the Company SEC Reports filed on or before the date hereof, there are no suits, actions, proceedings, investigations or material claims pending or, to the knowledge of the Company, any credible threat thereof against the Company, its Subsidiaries or any of their respective properties or assets before any Governmental Entity. Except as disclosed in the Company SEC Reports filed on or before the date hereof, neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that reasonably could be expected to result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or such Subsidiary exceeding One Million Dollars ($1,000,000) or that reasonably could be expected to prevent the consummation of the transactions contemplated hereby.

     SECTION 2.10. Compliance with Applicable Law. Except as disclosed in the Company SEC Reports, each of the Company and Subsidiaries holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "COMPANY PERMITS"). Except as disclosed in the Company SEC Reports filed on or before the date hereof, each of the Company and Subsidiaries has materially complied, and is in material compliance with, the terms of the Company Permits. Except as disclosed in the Company SEC Reports filed on or before the date hereof, the businesses of the Company and each Subsidiary have been and are being conducted in material compliance with all material Applicable Laws. Except as disclosed in the Company SEC Reports filed on or before the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending or, to the knowledge of the Company, threatened.

     SECTION 2.11.  Employee Benefits.

     (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

          (ii) "ERISA AFFILIATE" means any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or
     (o) of the Code and the regulations thereunder;

          (iii) "COMPANY EMPLOYEE PLAN" refers to any material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, stock option, stock purchase, stock bonus, performance awards, membership interest or membership interest-related awards, retirement, health, life, disability insurance, dependent care, retirement, medical, fringe benefits or other employee benefits or remuneration of any kind, funded or unfunded, written or unwritten, including without limitation each "employee benefit plan," within the meaning of Section 3(3) of ERISA that is or has within the last three (3) years been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee and pursuant to which the Company or any ERISA Affiliate has or may have any material liability whether contingent or otherwise;

          (iv) "EMPLOYEE" means any current or former employee, director, or officer of the Company or any Subsidiary;

          (v) "EMPLOYEE AGREEMENT" refers to each management, employment (other than offer letters that do not alter "at will" employment relationships and do not create any other binding obligation on the Company other than setting initial compensation and rights to participate in standard benefits), severance, or consulting agreement or contract as to which obligations of the Company either currently or in the future are greater or could reasonably be expected to be greater than Fifty Thousand Dollars ($50,000) and each relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Subsidiary and any Employee or consultant, as to which obligations of the Company either currently or in the future are greater or could reasonably be expected to be greater than Ten Thousand Dollars ($10,000);

          (vi) "IRS" means the Internal Revenue Service;

          (vii) "MULTIEMPLOYER PLAN" means any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

          (viii) "MULTIPLE EMPLOYER PLAN" means any "Pension Plan" (as defined below) which is a "multiple employer plan," as defined in Section 4063 or 4064 of ERISA;

          (ix) "PENSION PLAN" refers to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA; and

          (x) "WELFARE PLAN" refers to each Company Employee Plan which is a welfare plan as defined in ERISA Section 3(1).

     (b) Company Employee Plans and Employee Agreements. Section 2.11(b) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement other than Employee Agreements with Employees located in foreign countries that (A) are customary or required by local law and (B) contain only customary and/or legally required terms. The Company has never orally or in writing represented, promised or contracted to any Employee to maintain or sponsor any Company Employee Plan other than those listed in Section 2.11(b) of the Company Disclosure Schedule. The Company has also made available to Parent complete and correct copies of (i) the most recent plan documents, related trust documents, adoption agreements, summary plan descriptions, and all amendments thereto for each Company Employee Plan; (ii) the most recent annual reports on Form 5500 filed with the IRS with respect to each Company Employee Plan where such report is required; (iii) each group annuity contract, insurance policy, service agreement, and other material agreement or policy related to any Company Employee Plan; (iv) the most recent annual nondiscrimination test reports for each Company Employee Plan; (v) the most recent actuarial and audit reports for each Pension Plan; (vi) all IRS determination letters and rulings received by the Company and, for the last three years, copies of all correspondence to or from the IRS, Pension Benefit Guaranty Corporation or the Department of Labor ("DOL") with respect to any proceeding involving any Company Employee Plan; (vii) all material communications to any Employee relating to any Company Employee Plan, or in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any Liability to the Company; and (viii) the most recent registration statement and prospectus prepared in connection with each Company Employee Plan.

     (c) Employee Plan Compliance. (i) Each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and all Applicable Laws, including without limitation ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Company Employee Plan that could subject the Company, any Subsidiary or any Employee to any material liability; (iii) no Employee of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Company Employee Plan; (iv) there are no Proceedings pending, or, to the Company's knowledge, threatened or reasonably anticipated (other than routine claims for benefits) with respect to any Company Employee Plan or with respect to the assets of any Company Employee Plan which could reasonably be expected to result in a material liability to the Company or any Company Employee Plan; (v) other than the Company Plans (including outstanding Company Stock Options thereunder) or the Company's Management Change in Control Plan, each Company Employee Plan can be amended, terminated or otherwise discontinued in accordance with its terms, without material Liability to the Company, Parent or any of their respective ERISA Affiliates (other than as required by Applicable Law, amounts for accrued benefits and administration or contract expenses incurred in a termination event); (vi) there are no inquiries, investigations, audits or Proceedings pending or, to the Company's knowledge, threatened by the IRS or DOL with respect to any Company Employee Plan or any related trust; (vii) neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Sections 4975 through 4980B of the Code; (viii) each Pension Plan that is intended to be qualified under Section 401(a) of the Code is and has received a favorable determination, notification, advisory and/or opinion letter with respect to such status from the IRS or has time remaining to apply under applicable Treasury Regulation or IRS pronouncement for a determination, notification, advisory and/or opinion letter and to make any necessary amendments, and to the Company's knowledge, no event has occurred and no condition or circumstance has existed or exists which may reasonably be expected to result in the disqualification of such Pension Plan; (ix) there is no violation of any reporting or disclosure requirements imposed by ERISA or the Code with respect to any Company

Employee Plan that could result in a material Liability to the Company; (x) all contributions required to be made to any Company Employee Plan pursuant to
Section 412 of the Code (without regard to any waivers of such requirements) or the terms of the Employee Plan, have been made on or before their due dates (including any contractual or statutory grace periods); (xi) neither Company nor any ERISA Affiliate is, nor could any of them reasonably expect to be, subject to (A) a security interest pursuant to Section 412(f) of the Code or (B) a lien pursuant to Section 412(n) of the Code or Section 4068 or 302(f) of ERISA; (xii) no event has occurred and there exists no condition or set of circumstances which could reasonably be anticipated to result in any material Liability to the Parent, the Company or its ERISA Affiliates with respect to any Company Employee Plan except to provide benefits in accordance with the terms of each such Company Employee Plan; and (xiii) with respect to each Company Employee Plan, all payments due from the Company or an ERISA Affiliate to date have been made and all amounts properly accrued to date as liabilities of the Company which have not been paid have been properly recorded on the books of the Company and are reflected in the Financial Statements.

     (d) Pension Plans. At no time has the Company or its ERISA Affiliates maintained a Pension Plan subject to Code Section 412 or ERISA Section 302.

     (e) Multiemployer and Multiple Employer Plans. At no time has the Company or its ERISA Affiliates (which for this purpose includes any entity that has been an ERISA Affiliate of the Company) within the last seven (7) years contributed to or been required to contribute to any Multiemployer Plan or Multiple Employer Plan.

     (f) Post-Employment Obligations. No Company Employee Plan provides, or has any Liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except (i) as may be required by statute, (ii) for benefits the full cost of which are borne by Employees of the Company (or such Employees' beneficiaries or dependents), (iii) for death or disability benefits under any Pension Plan, or (iv) for life insurance benefits for any Employee who dies while in service with the Company.

     (g) Welfare Plans. With respect to any Welfare Plans maintained by the Company or its ERISA Affiliates, the Company and its ERISA Affiliates have complied in all material respects with the provisions of Sections 4980B, 9801 and 9802 of the Code.

     (h) Plan Expenses and Amendment. Since the beginning of the current plan year of any Company Employee Plan, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under such Company Employee Plan maintained by Company or any Subsidiary from the level of benefits for the most recently completed plan year of such Company Employee Plan. No insurance policy nor any other contract or agreement affecting any Company Employee Plan requires or permits a retroactive increase in premiums or payments due thereunder (other than any claims for benefits under any self-funded Company Employee Plan). All amendments and actions required to bring each of the Company Employee Plans into conformity with all of the applicable provisions of ERISA and other Applicable Law have been made or taken except to the extent that such amendments or actions are not required by Applicable Law to be made or taken until a date after the Closing Date and are disclosed on Section 2.11(h) of the Company Disclosure Schedule or will be provided to Parent within fourteen (14) days of the date hereof.

     (i) Effect of Transaction.

          (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officer or employee of the Company.

          (ii) No payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

     (j) Foreign Plans. Any Company Employee Plan which is subject to any laws, regulations, or jurisdiction outside the United States is in material compliance with the requirements of such laws.

     (k) Leased Employees and Independent Contractors. No "leased employee," as that term is defined in Section 414(n) of the Code, or any other person who is not classified as a common law employee of the Company is eligible to participate in, nor does such person participate in, any Company Employee Plan, and, to the Company's knowledge, no retroactive participation in any Company Employee Plan would result due to reclassification of such an individual as a common law employee of the Company or an ERISA Affiliate. The exclusion of any such individual from any Company Employee Plan would not reasonably be expected to cause any Company Employee Plan which is intended to be qualified under Code
Section 401(a) to lose such qualification, nor, to the Company's knowledge, does the exclusion of any such individual violate the terms of any Company Employee Plan.

     (l) Change of Control Plan. The Company has executed the amendment to the J.D. Edwards & Company Management Change In Control Plan (the "CHANGE IN CONTROL PLAN") attached as Section 2.11(l) of the Company Disclosure Schedule and such amendment was duly and validly authorized and immediately prior to the Effective Time will be in full force and effect.

     SECTION 2.12.  Labor and Employment Matters.

     (a) No collective bargaining agreement exists that is binding on the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice that any petition has been filed or proceeding instituted by an employee or group of employees of the Company or any Subsidiary with the National Labor Relations Board seeking recognition of a bargaining representative, and no such petition or proceeding is pending or, to the Company's knowledge, threatened.

     (b) (i) There is no (A) labor strike, dispute or stoppage pending or, to the Company's knowledge, threatened or (B) to the Company's knowledge, slowdown pending or threatened against the Company or any Subsidiary; and

          (ii) Neither the Company nor any Subsidiary has received in the last forty-eight (48) months any written demand letters, civil rights charges, suits or drafts of suits, administrative or other claims made by any of its employees which are or could be material.

     (c) All individuals who are performing consulting or other services for the Company or any Subsidiary are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification, except as would not result in material harm to the Company.

     (d) Section 2.12(d) of the Company Disclosure Schedule contains a list of the name of each officer, employee and independent contractor of the Company and each Subsidiary, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. The Company has provided to Parent or its counsel all Form 1099s filed with the IRS for the past three (3) years. As of the date hereof, the Company has not received any information that would lead it to believe that any such person will or may cease to be engaged by the Company or applicable Subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement.

     (e) The Company and each Subsidiary (and, to the Company's knowledge, each of the Company's and each Subsidiary's material subcontractors) is in compliance with all Applicable Laws governing or relating to employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees.

     (f) The Company and each Subsidiary have in all material respects withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

     (g) There are no pending or, to the knowledge of the Company, threatened claims or actions against the Company or any Subsidiary under any worker's compensation policy or long-term disability policy.

     (h) The Company is not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practices).

     (i) To the Company's knowledge, the Company has not been threatened with any claim for discrimination or harassment, including sexual harassment.

     (j) Section 2.12(j) of the Company Disclosure Schedule sets forth a complete and correct list of all employees holding visas issued by the United States, listing each such employee by name and type of visa. All other employees of the Company and each Subsidiary working in the United States and subject to United States immigration laws are citizens of the United States. To the Company's knowledge, each employee of the Company and each Subsidiary (whether employed within or outside of the United States) possesses all applicable passports, visas or other applicable work authorizations with respect to the location at which they are employed or with respect to which they travel on behalf of the Company or any Subsidiary, and has complied with all applicable immigration and similar laws.

     (k) Neither the Company nor any Subsidiary is bound by any agreement, nor has either taken or omitted to take any action, that restricts its ability to terminate the employment of any of its employees at any time without payment or other liability.

     (l) The Company has furnished or made available to Parent a list and description of all policies and guidelines of the Company and each Subsidiary concerning employment practices, working conditions, hours and other employment matters. The Company and each Subsidiary (and to the knowledge of the Company, each of the Company's and its Subsidiaries' material subcontractors) is in material compliance with all such policies and guidelines.

     SECTION 2.13.  Environmental Laws and Regulations.

     (a) The term "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree or injunction relating to:
(i) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material into the environment, (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (iii) the health or safety of employees in the workplace,
(iv) protecting or restoring natural resources or (v) the environment. The term "HAZARDOUS MATERIAL" means (i) "hazardous substances" (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903,
(ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) asbestos and/or asbestos containing materials, (v) PCBs or materials containing PCBs, (vi) any material regulated as a medical waste, (vii) lead containing paint, and (viii) radioactive materials, but Hazardous Material does not include office and janitorial supplies properly maintained.

     (b) (i) During the period of ownership or operation by the Company and its Subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any Subsidiary in, on, under or affecting such properties or any surrounding site which could reasonably be expected to subject the Company to material liability;
(ii) the Company does not have any knowledge of the presence of any Hazardous Material in, on, under, or affecting such properties or any surrounding site which could reasonably be expected to subject the Company to material liability;
(iii) none of the Company or any Subsidiary has disposed of any Hazardous Material in a manner that has led, or reasonably could be expected to lead, to a Release which could reasonably be expected to subject the Company to material liability; (iv) since January 1, 1995, none of the Company or any Subsidiary has received any written notice of, or entered into any order, settlement or decree, or become legally responsible for through agreement, succession, assignment or other means, relating to: (A) any violation of any Environmental Laws by the Company or any Subsidiary or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws by the Company or any Subsidiary or (B) the response to or remediation of Hazardous Material at or arising from any of the Company's or any Subsidiary's properties; (v) other than non-compliance or violations that individually or in the aggregate could not reasonably be expected to result in a fine, penalty or other liability in excess of $50,000, the Company and all Subsidiaries are in material compliance with all Environmental Laws and there have been no material violations of any Environmental Laws by the Company or any Subsidiary; (vi) the Company does not have any knowledge of any fact that is reasonably likely to result in material liability to the Company under any Environmental Law or which could reasonably be expected to prevent the Company or any Subsidiary from complying with Environmental Laws; and (vii) other than non-compliance or violations that individually or in the aggregate could not reasonably be expected to result in a fine, penalty or other liability in excess of $50,000, each of the Company and each Subsidiary has obtained and is in material compliance with all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Entities, or from any other person, that are required under any Environmental Law applicable to the owned or leased properties of the Company or any Subsidiary.

     SECTION 2.14.  Taxes.

     (a) Definitions.  For purposes of this Agreement:

          (i) the term "TAX" (including "TAXES") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties and other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

          (ii) the term "TAX RETURN" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

     (b) (i) The Company and its Subsidiaries have duly and timely filed all Tax Returns required to be filed; and (ii) all Tax Returns that have been filed by the Company and its Subsidiaries are complete and accurate, except to the extent any Taxes pertaining to the inaccuracy of clauses (i) and (ii), in the aggregate, would not be material. None of the Tax Returns filed by the Company or any of its Subsidiaries was required to contain (in order to avoid the imposition of a penalty and determined without regard to disclosure that may be made after the filing of the original Tax Return) a disclosure statement under
Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). The Company and its Subsidiaries have complied in all material respects with all Applicable Laws relating to intercompany transactions and transfer pricing.

     (c) Except with respect to Taxes that, in the aggregate, would not be material, (i) the Company and its Subsidiaries have timely withheld and paid all Taxes that were required to have been withheld or have become due or payable, respectively, and have adequately provided in accordance with GAAP in the financial statements included in the Company SEC Reports filed on or before the date hereof for all Taxes (whether or not shown on any Tax Return) accrued through the date of such Company SEC Reports; and

(ii) all Taxes of the Company and its Subsidiaries accrued following the end of the most recent period covered by the Company SEC Reports have been incurred in the ordinary course of business of the Company consistent with past practices and have been paid when due in the ordinary course of business consistent with past practices.

     (d) No claim for assessment or collection of Taxes is presently being asserted against the Company or its Subsidiaries, other than claims that, in the aggregate, are not material, and neither the Company nor any of its Subsidiaries is a party to any pending action, proceeding, audit or investigation by any governmental taxing authority, nor does the Company have knowledge of any such threatened action, proceeding, audit or investigation. The Company has no knowledge of any contingent liabilities for Taxes that, in the aggregate, materially exceed the aggregate reserves therefor reflected in the balance sheet included in the Company SEC Reports.

     (e) Neither the Company nor any Subsidiary (nor any predecessor thereof)
(A) is a party to or bound by any closing agreement, offer in compromise or any other agreement with any Tax authority, (B) is a party to a plan or agreement that could give rise to remuneration the deduction for which could be disallowed under Section 162(m) of the Code, or (C) has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. To the knowledge of the Company, each Company Stock Option identified as an incentive stock option in the list provided to Parent pursuant to Section 2.2(a) hereof, and each stock purchase right issued under an employee stock purchase plan (or similar plan) has at all times since the issuance of such Company Stock Option or stock purchase right qualified for taxation under
Section 421 through 423 of the Code. There are no (1) adjustments under Section 481 of the Code or any similar adjustments with respect to the Company or any Subsidiary (or their predecessors) that will be effective for any period ending after the Closing, (2) outstanding waivers or outstanding extensions of the statute of limitations in effect with respect to Taxes for which the Company or any Subsidiary could be held liable, or (3) grants of power of attorney to any person in effect with respect to Taxes for which the Company or any Subsidiary would be liable.

     (f) Except as provided in this Agreement, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

     (g) Neither the Company nor any Subsidiary is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

     (h) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code.

     (i) Neither the Company nor any Subsidiary has been a "distributing corporation" or a "controlled corporation" in connection with a distribution intended or purported to be governed by Section 355 of the Code.

     (j) No Subsidiary of the Company that is not a United States person, as defined in the Code, is or at any time has been a passive foreign investment company within the meaning of Section 1297 of the Code, and neither the Company nor any Subsidiary is a shareholder, directly or indirectly, in a passive foreign investment company. No Subsidiary of the Company that is not a United States person as defined in the Code (x) is, or at any time has been, engaged in the conduct of a trade or business within the United States or treated as or considered to be so engaged or (y) has, or at any time has had, an investment in "United States property" within the meaning of Section 956(c) of the Code. Neither the Company nor any Subsidiary is, or at any time has been, impacted by
(A) the dual consolidated loss provisions of the Section 1503(d) of the Code,
(B) the overall foreign loss provisions of Section 904(f) of the Code, or (C) the recharacterization provisions of Section 952(c)(2) of the Code.

     (k) No more than 5% of the outstanding capital stock of the Company constitutes Restricted Company Shares.

     SECTION 2.15.  Intellectual Property.

     (a) Section 2.15(a) of the Company Disclosure Schedule accurately identifies all Company Registered IP and all unregistered trademarks currently used by the Company or any Subsidiary, which unregistered trademarks are used on or in relation to a product or service of Company which accounts individually for more than $500,000 of revenue annually, indicating for each item thereof the beneficial owner thereof and, if different, the record owner thereof, the applicable registration, issuance or other identifying number, the date of registration, issuance or filing, as applicable. In the case of any Company Registered IP in which a person other than the Company or any Subsidiary holds an ownership interest, Section 2.15(a) of the Company Disclosure Schedule identifies such person and accurately describes the extent of such interest. No person has an ownership interest in any copyright of the Company that would entitle them to exploit the copyright without the Company's consent.

     (b) "SHRINKWRAP SOFTWARE" means "off-the-shelf" computer software applications, other than Company Owned IP, that are generally available to all interested purchasers and licensees on standard terms and conditions. Section 2.15(b) of the Company Disclosure Schedule accurately (i) identifies all Company Licensed IP (A) that is incorporated in Company's products provided to customers or provided to customers in connection with products or services of the Company;
(B) is "resold" or sublicensed to customers by the Company; (C) that is used by the Company as a development tool, excluding Shrinkwrap Software, or (D) is material to the Company's business and is not covered under (A), (B) or (C), and is not Shrinkwrap Software; (ii) identifies the license or other agreement or understanding pursuant to which such Company Licensed IP is being licensed to or used by the Company or any Subsidiary (each, a "LICENSE-IN AGREEMENT"); and
(iii) sets forth a complete and accurate list of the amount of any remaining unused prepaid royalty and identifies those License-In Agreements under which royalty or license fee (excluding fees for maintenance and support), may become payable by the Company or such Subsidiary, as applicable, thereunder by reason of the passage of time, use or exploitation of the Intellectual Property licensed thereunder. The rights licensed under each License-In Agreement shall be exercisable by the Surviving Corporation on and after the Closing to the same extent and at the same cost as the Company or such Subsidiary, as applicable, prior to the Closing and no party granting such rights has given formal written notice to the Company or, to the Company's knowledge, threatened that it intends to terminate such License-In Agreement prior to the expiration thereof in accordance with its terms.

     (c) The Company or one of its Subsidiaries has good and valid title to all of the Company Owned IP, including without limitation all Company Registered IP identified in Section 2.15(a) of the Company Disclosure Schedule, free and clear of any Liens, and, to the Company's knowledge, (i) the Company Registered IP is valid and (ii) the Company has the right to enforce the Company Owned IP against third parties. Neither the Company nor any Subsidiary is obligated to make any payment to any person in connection with the manufacture, use, sale, importation, distribution, display, modification or other exploitation of any Company Owned IP or any of the Company's products. The Company or any Subsidiary, as applicable, is free to make, use, modify, copy, distribute, sell, license, import, export and otherwise exploit all Company Owned IP on an exclusive basis subject to any nonexclusive (w) end-user licenses granted to customers; (x) distribution rights granted to resellers or distributors in the ordinary course of business; (y) nondisclosure or confidentiality agreements pursuant to which any person has been granted access to Company Owned IP but not the right to exploit such Company Owned IP; or (z) partner agreements based on the Company's standard form of partner agreement. No current or former employee, officer, director, stockholder, consultant or independent contractor has any valid right, claim or interest in or with respect to any Company IP which would impair or which could give rise to the impairment of the Company's use, distribution, license or other exploitation of the Company IP.

     (d) The Company and each Subsidiary have taken reasonable measures and precautions necessary to protect, preserve and maintain the confidentiality and secrecy of all trade secrets and other confidential information material to the Company's business and otherwise to maintain and protect the value of all Company Owned IP. Neither the Company nor any Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any person, and no person (other than employees or consultants of the

Company and its Subsidiaries which need such information in the course of their employment) has access to or has any rights with respect to, trade secrets and other confidential information material to the Company's business, the source code or any portion or aspect of the source code material to the Company's business, or any proprietary information or algorithm contained in any source code of any software material to the Company's business that comprises Company Owned IP, other than (i) instances where such trade secrets, confidential information and source code has been disclosed subject to an agreement with any person pursuant to which such person is required to maintain the confidentiality thereof, or (ii) other circumstances in which disclosure was made and the Company promptly acted to mitigate and prevent any further disclosure. Without limiting the generality of the foregoing, the Company has, and since 1993 has had, a policy of requiring each employee of the Company or any Subsidiary, and each independent contractor, who is involved in, or who contributes to, the creation or development of any of the Company's products or Company Owned IP to execute and deliver an agreement, substantially similar to the forms of agreement delivered by the Company to Parent, assigning to the Company full right, title and interest in and to what they create or develop in the scope of their employment or assignment, as applicable. The Company substantially complies, and during the time period referenced above has substantially complied, with such policy. No event has occurred, and no circumstance or condition exists, that with or without notice or lapse of time will, or could reasonably be expected to, result in the disclosure or delivery to any person of source code, or any portion or aspect of source code, currently maintained in escrow.

     (e) (i) None of the Company Owned IP or any of the Company's products or services or the Intellectual Property used by the Company in its operations which is not Company Licensed IP or Shrinkwrap Software, infringe, misappropriate, violate, dilute or constitute the unauthorized use of any Intellectual Property of any third party and neither the Company nor any Subsidiary has received (A) any notice or claim either oral or written in the past three (3) years asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, or (B) any written notice or claim since the time of the Company's initial public offering asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred that would be material to the business and operations of the Company. No Proceeding is pending or, to the Company's knowledge, threatened, nor is there any pending claim or demand which challenges the ownership, legality, validity, enforceability, use, exploitation or modification by the Company or any Subsidiary of such Company Owned IP. No Company Owned IP is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by the Company or any Subsidiary or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or such Subsidiary to any person.

          (ii) To the Company's knowledge, the Company Licensed IP does not infringe, misappropriate, violate, dilute or constitute the unauthorized use of any Intellectual Property of any third party.

          (iii) The Company has the right to grant the licenses it grants in the course of its business.

          (iv) To the knowledge of the Company, the Company has the right to conduct its business as it is currently conducted.

     (f) All Company Registered IP is (i) to the Company's knowledge, valid, enforceable to the full extent permitted by the jurisdiction in which it is registered and in full force and effect, and (ii) all maintenance, annuity and other fees due in respect of such Company Registered IP have been fully paid and all filings applicable thereto have been properly made except with respect to Company Registered IP that the Company has made a reasonable business judgment not to pursue protection or not to maintain. No trademark included in the Company Registered IP is now involved in any opposition or cancellation proceeding and no trademark that is currently used by the Company has been involved in any opposition or cancellation proceeding. No patent or patent application included in the Company Registered IP is now involved in any interference, reissue or reexamination proceeding.

     (g) To the knowledge of the Company, no person is infringing or misappropriating any Company Owned IP in any material respect or making any unlawful use of any products of the Company in any material respect. Neither the Company nor any Subsidiary has initiated and is maintaining before a court or in an arbitration proceeding claims or causes of action against other persons for infringement by such persons of Company Owned IP (including claims for past infringement of Intellectual Property). Neither the Company nor any Subsidiary has, during the twelve (12) month period prior to the date hereof, threatened in a writing sent by the Company's legal department or outside counsel to initiate such proceeding.

     (h) No Company Owned IP and, to the Company's knowledge, no Company Licensed IP, incorporated into or used in conjunction with any product, system, program or software module that is or was used in or material to (or that relates to) the assets of the Company or any Subsidiary contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

     (i) None of the software products of the Company or any Subsidiary is, in whole or in part, subject to the provisions of any open source or other source code license agreement that (i) requires the distribution of source code in connection with the distribution of the licensed software in object code form;
(ii) prohibits or limits the Company or any Subsidiary from charging a fee or receiving consideration in connection with sublicensing or distributing such licensed software (whether in source code or object code form); or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law.

     SECTION 2.16. Insurance. Each of the insurance policies maintained by the Company and each Subsidiary (the "INSURANCE POLICIES") is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, or if not yet due and payable, reserved by the Company on its unaudited balance sheet as of April 30, 2003 in accordance with United States generally accepted accounting principles. True and complete copies of all Insurance Policies have been delivered or made available to Parent. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the execution and delivery of, or consummation of any of the transactions contemplated by, this Agreement. Each of the Company and each Subsidiary has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims of the Company or any Subsidiary under the Insurance Policies have been filed in a timely fashion.

     SECTION 2.17.  Title to Properties; Absence of Liens and Encumbrances.

     (a) Neither the Company nor any Subsidiary has an ownership interest in any real property, nor has it ever had an ownership interest in any real property.
Section 2.17 of the Company Disclosure Schedule sets forth a complete and accurate list of all real property currently leased or subleased by the Company or any Subsidiary, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the "LEASE DOCUMENTS"). True, correct and complete copies of all Lease Documents have been delivered or made available to Parent or Parent's counsel. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Subsidiary or, to the Company's knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

     (b) Each of the Company and Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for such imperfections of title, if any, that do not materially interfere with the present value of the subject property. For purposes of this Section
2.17 only, the terms "property" and "assets" do not include Intellectual
Property.

     SECTION 2.18. Certain Business Practices. None of the Company, any Subsidiary or, to the Company's knowledge, any directors or officers, agents or employees of the Company or any Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

     SECTION 2.19. Product Warranties. Section 2.19 of the Company Disclosure Schedule sets forth complete and accurate copies of the forms of written warranties and guaranties by the Company or any Subsidiary utilized with respect to its products or services. There have not been any material deviations from such warranties and guaranties that would obligate the Company or any Subsidiary to provide products or services in any form or manner not consistent with the relevant specifications for such products or services, and none of the Company, any Subsidiary or any of their respective salespeople, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties.

     SECTION 2.20.  Material Contracts.

     (a) Section 2.20(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all written or oral contracts, agreements, notes, bonds, indentures, mortgages, guarantees, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each a "CONTRACT"), to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, is otherwise bound, as follows (each a "MATERIAL CONTRACT" and, collectively, the "MATERIAL CONTRACTS"):

          (i) each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

          (ii) each Contract of the Company or any Subsidiary other than with a customer pursuant to which the Company or any Subsidiary received (or was entitled to receive) or paid (or was purportedly obligated to pay) Two Million Dollars ($2,000,000) or more in the twelve (12) month period ended April 30, 2003 (provided such Contract remains in effect as of the date hereof);

          (iii) each customer contract in effect on the date of this Agreement under which the Company or any Subsidiary (A) received in the twelve (12) month period ended April 30, 2003 or is entitled to receive thereafter (1) One Million Dollars ($1,000,000) or more for products and (2) a fixed amount to be paid in exchange for the provision of services or (B) commits to any person after the date hereof to (1) develop software without charge or (2) incorporate any software into any of the Company's products;

          (iv) each Contract that requires payment by or to the Company after April 30, 2003 of One Million Dollars ($1,000,000) or more (provided such Contract is not by its terms cancelable by the Company or any Subsidiary on 60 days or less notice);

          (v) each Contract containing noncompetition restrictions, including any covenant limiting the right of the Company or its Subsidiaries to engage in any line of business or compete with any person in any line of business, including any geographic limitations;

          (vi) each Contract that either individually or in the aggregate is material to any line of business of the Company or any Subsidiary that requires any consent or other action by any person for, or will be subject to default, termination, material repricing or other renegotiation, or cancellation because of, the transactions contemplated hereby;

          (vii) other than Shrinkwrap Software, each Contract that either individually or in the aggregate, if terminated or expired, would materially impair or prevent Company's ability to (A) develop, use, sell, distribute or manufacture any products or services provided to customers in the twelve (12) months ending April 30, 2003; (B) enter a line of business currently contemplated by Company or any Subsidiary; or (C) conduct internal operations in substantially the same manner and with the substantially same cost structure as conducted by Company in the (12) months ending April 30, 2003;

          (viii) each Contract for distribution of the products of the Company or any Subsidiary through distributors or other channels for resale or license to, or use by, end users;

          (ix) each Contract of the Company or any Subsidiary relating to, and evidences of, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset) in excess of One Million Dollars ($1,000,000) (excluding any equipment leases involving aggregate annual payments of less than $1,000,000 per lease);

          (x) each Contract relating to any legal entity in the nature of a partnership, limited liability company, or joint venture, in which the Company owns more than 25% of the voting rights, or a material strategic alliance;

          (xi) each Contract that requires the Company or any Subsidiary to grant "most favored customer" pricing to any other person;

          (xii) each Contract which could prohibit the consummation of the transactions contemplated by this Agreement; and

          (xiii) each material Contract with any present director or executive officer of the Company or any of its Subsidiaries or any stockholder who owns or controls ten percent (10%) or more of the Shares (other than Employee Agreements), provided that any agreement that requires the payment of $60,000 per annum shall be deemed to be material.

     (b) (i) Each Material Contract is a legal, valid and binding obligation of the Company or a Subsidiary and, to the Company's knowledge, each other person who is a party thereto, enforceable against the Company or such Subsidiary and to the Company's knowledge, each such other person in accordance with its terms;
(ii) neither the Company or any Subsidiary nor, to the Company's knowledge, any other party thereto is in material default any Material Contract; and (iii) neither the Company nor any Subsidiary is a party to any Material Contract that, to the Company's knowledge, the Company or such Subsidiary does not have the present ability to fully perform.

     (c) Neither the Company nor any Subsidiary is a party to or otherwise bound by:

          (i) any fidelity or surety bond or completion bond except as required pursuant to Section 412 of ERISA;

          (ii) other than the money back guarantees contained in license agreements to the Company's end user customers ("END USER AGREEMENTS"), any Contract pursuant to which the Company or any Subsidiary has agreed to provide liquidated damages in excess of $500,000 individually or $5,000,000 in the aggregate for failure to meet performance or quality milestones;

          (iii) other than End User Agreements or agreements with sales agents or distributors of the Company's products, any Contract pursuant to which the Company or any Subsidiary has agreed to provide (A) indemnification other than routine indemnification to a third party in the ordinary course consistent with past practices (other than this Agreement) or (B) guaranty to a third party (other than this Agreement);

          (iv) any Contract relating to the acquisition of assets, property or any interest in any business enterprise having a value in excess of One Million Dollars ($1,000,000) or disposition of assets, property or any interest in any business enterprise outside the ordinary course of the Company's or any Subsidiary's business and where the consideration is not Shares;

         (v) any material joint marketing or development Contract; or

          (vi) any agreement pursuant to which the Company has granted or may grant in the future, to any party any source code which is Company Owned IP or Company Licensed IP, a license or option or other right to use or acquire source code other than source code licenses contained in each End User Agreement, or agreement with sales agents or distributors of the Company's products, all forms of which have been provided to Parent.

     SECTION 2.21. Suppliers and Customers. The documents and information supplied by the Company to Parent or any of its representatives with respect to relationships and volumes of business done with the Company's or any Subsidiary's significant suppliers and customers are accurate in all material respects. During the last twelve (12) months, neither the Company nor any Subsidiary has received any written notices of termination or written threats of termination from any of the ten (10) largest suppliers or the twenty-five (25) largest customers of the Company and its Subsidiaries, taken as a whole.

     SECTION 2.22. Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.22 of the Company Disclosure Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("COMPANY AFFILIATES").

     Section 2.23. Opinion of Financial Advisor. Morgan Stanley & Co. Incorporated (the "COMPANY FINANCIAL ADVISOR") has delivered to the Company Board its opinion to the effect that as of the date such opinion was delivered, the consideration to be received in the Offer and the Merger is fair, from a financial point of view, to the holders of Shares (the "COMPANY FAIRNESS OPINION"). The Company has been authorized by the Company Financial Advisor to permit, subject to the prior review and consent by the Company Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Company Fairness Opinion (or a reference thereto) in the Offer Documents, the S-4 and the Joint Proxy Statement/Prospectus. As of the date hereof, such opinion has not been withdrawn, revoked or modified. A true and complete copy of the Company Fairness Opinion will be delivered to Parent promptly after receipt of written confirmation thereof.

     SECTION 2.24. Brokers. No broker, finder or investment banker (other than the Company Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 2.25. Company Rights Agreement. The Company has amended the Company Rights Agreement (a copy of which such amendment has been provided to Parent prior to the date hereof) so that the entering into of this Agreement and the Company Voting Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not on the date hereof or as the result of the passage of time (i) result in any person being deemed to be an "ACQUIRING PERSON" (as defined in the Company Rights Agreement); (ii) result in the ability of any person to exercise any Company Rights under the Company Rights Agreement; (iii) enable or require the Company Rights to separate from the Shares to which they are attached or to be triggered or become exercisable; or (iv) enable the Company to exchange any Company Rights for Shares, pursuant to Section 24 of the Company Rights Agreement or otherwise. No "DISTRIBUTION DATE" or "TRIGGERING EVENT" (as such terms are defined in the Company Rights Agreement) has occurred or will occur as a result of the entering into of this Agreement and the Company Voting Agreements. Copies of the Company Rights Agreement, and all amendments thereto, have previously been made available to Parent.

     SECTION 2.26. Takeover Statutes. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203), and any other similar Applicable Law, will not apply to Parent or Acquisition with respect to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

     SECTION 2.27. Interested Party Transactions. No director, officer or other affiliate of the Company has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services; (iii) a beneficial interest in any Contract included in
Section 2.15 or 2.20 of the Company Disclosure Schedule; or (iv) any contractual or other arrangement with the Company or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 2.27.

     SECTION 2.28. Representations Complete. The representations and warranties made by the Company in this Agreement, the statements made in any Schedules or certificates furnished by the Company pursuant to this Agreement, and the statements made by the Company in any documents mailed, delivered or furnished to the stockholders of Parent or the Company in connection with soliciting their proxy or consent to this Agreement and the Merger, do not contain and will not contain, as of their respective dates and as of the Effective Time, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

     The representations and warranties set forth below have not been changed or updated from the Original Agreement except for changes in Sections 3.3, 3.6, 3.7, 3.9, 3.10, 3.13 and 3.18 to reflect changes in the consideration and form of the transactions contemplated hereby and to reflect certain actions arising from a hostile tender offer for the Parent commenced by Oracle Corporation. Parent and Acquisition hereby represent and warrant to the Company, subject to the exceptions set forth in the Disclosure Schedule (the "PARENT DISCLOSURE SCHEDULE") delivered by Parent simultaneously with the execution hereof (which Parent Disclosure Schedule shall specifically identify the specific Section or subsection, as applicable, to which each such exception relates) that:

     SECTION 3.1.  Organization.

     (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has made available to the Company complete and accurate copies of the Certificates of Incorporation and bylaws as in full force and effect on the date hereof, of Parent and Acquisition.

     (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 3.2.  Capitalization of Parent and its Subsidiaries.

     (a) The authorized capital stock of the Parent consists of (i) Seven Hundred Million (700,000,000) shares of Parent Common Stock, of which, as of May 27, 2003, Three Hundred Sixteen Million Six Hundred Five Thousand Nine Hundred Forty-One (316,605,941) shares of Parent Common Stock were issued and outstanding; and (ii) Two Million (2,000,000) shares of preferred stock, par value $0.01 per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of May 27, 2003, an

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aggregate of Ninety-Nine Million Six Hundred Six Thousand Seven Hundred
Thirty-Eight (99,606,738) shares of Parent Common Stock were reserved for issuance of which Eighty-Two Million Five Hundred Forty Thousand Thirty-Nine (82,540,039) shares of Parent Common Stock were issuable upon or otherwise deliverable in connection with the exercise of outstanding options to purchase Parent Common Stock issued pursuant to the following plans ("PARENT PLANS"):
Amended and Restated 1989 Stock Plan, 1992 Employee Stock Purchase Plan, Amended and Restated 2001 Stock Plan, 2000 Nonstatutory Stock Option Plan, PeopleSoft Inc. 2003 Directors Stock Plan, Teamscape Corporation 1998 Stock Plan, SkillsVillage, Inc. 1999 Stock Plan, Advance Planning Solutions, Inc. 1998 Stock Plan, Intrepid Systems, Inc. 1992 Stock Option Plan, Red Pepper Software Company 1993 Stock Option Plan, Trimark Technologies, Inc. 1993 Stock Option Plan, Trimark Technologies, Inc. Employee and Consultants Stock Option Plan 1995, Trimark Technologies Directors and Executive Officers Non-Statutory Stock Option Plan 1998, Trimark Technologies Directors and Executive Officers Stock Option Plan 1995, The Vantive Corporation Amended and Restated 1991 Stock Option Plan, The Vantive Corporation 1997 Nonstatutory Stock Option Plan. Between May 27, 2003 and the date hereof, no shares of the Parent's capital stock have been issued other than pursuant to options already in existence on such first date issued under Parent Plans, and between May 27, 2003 and the date hereof, no stock options have been granted. Except as set forth above and for the rights (the "PARENT RIGHTS") issued pursuant to Parent's First Amended and Restated Preferred Share Rights Agreement, effective as of December 16, 1997, between Parent and BankBoston, N.A. (the "PARENT RIGHTS AGREEMENT"), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Parent, (iii) no options, warrants or other rights to acquire from Parent or any of its subsidiaries, and, except as described in the Parent SEC Reports, no obligations of Parent or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of Parent, and (iv) no equity equivalent interests in the ownership or earnings of the Parent or other similar rights (collectively "PARENT SECURITIES"). As of the date hereof, there are no outstanding rights or obligations of the Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Other than the Parent Voting Agreements, there are no stockholder agreements, voting trusts or other arrangements or understandings to which Parent is a party or by which it is bound relating to the voting or registration of any shares of capital stock or other voting securities of Parent.

     (b) The Parent Rights and Parent Common Stock constitute the only classes of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

     SECTION 3.3.  Authority Relative to this Agreement.

     (a) Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     (b) Without limiting the generality of the foregoing, the Parent Board has unanimously (i) approved this Agreement, the Offer, the Merger and the other transactions contemplated hereby, and (ii) has not withdrawn or modified such approval.

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     SECTION 3.4.  Parent Common Stock.  The shares of Parent Common Stock to be issued upon exercise of Company Stock Options assumed by Parent hereunder will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws. Parent has reserved the shares of Parent Common Stock to be issued upon exercise of Company Stock Options assumed by Parent pursuant hereto.

     SECTION 3.5.  SEC Reports; Financial Statements.

     (a) Parent has filed all required forms, reports and documents ("PARENT SEC REPORTS") with the SEC since December 31, 1999, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Parent SEC Report filed subsequently and prior to the date hereof. The consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

     (b) Parent has heretofore made, and hereafter will make, available to the Company a complete and correct copy of any amendments or modifications that are required to be filed with or submitted to the SEC but have not yet been filed with or submitted to the SEC to agreements, documents or other instruments that previously had been filed with or submitted to the SEC by Parent pursuant to the Exchange Act.

     (c) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Parent's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

     (d) Since December 31, 1999, neither Parent nor any of its subsidiaries nor, to Parent's knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any of its subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent or any of its subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing Parent or any of its subsidiaries, whether or not employed by Parent or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent.

     (e) To the knowledge of Parent, no employee of Parent or any of its subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law. Neither Parent nor any of its subsidiaries nor any officer, employee, contractor, subcontractor or agent of Parent or any such subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Parent or any of its subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

     SECTION 3.6. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in (i) the Offer Documents; (ii) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act,

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

contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the Information Statement will, at the date mailed to stockholders of the Company and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. Each of the Offer Documents, the S-4 and the Information Statement will comply, as of its mailing date, as to form in all material respects the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

     SECTION 3.7. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the rules and regulations of the Nasdaq National Market, the HSR Act, and any filings under similar competition or merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to, and no material permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

     SECTION 3.8.  No Default.  Neither Parent nor any of its subsidiaries is in
(i) breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of its Certificate of Incorporation or bylaws (or similar governing documents), or (ii) material breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of (a) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent nor any of its subsidiaries is now a party or by which it or any of its properties or assets may be bound, or (b) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent nor any of its subsidiaries or any of its properties or assets.

     SECTION 3.9. Litigation. Except as disclosed in the Parent SEC Reports filed on or before the date hereof, and except for litigation arising from the tender offer by Oracle Corporation, there is no suit, action, proceeding, investigation or material claim pending or, to the knowledge of Parent, any credible threat thereof, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity. Except as disclosed in the Parent SEC Reports filed on or before the date hereof, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that reasonably could be expected to result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Parent or such subsidiary exceeding One Million Dollars ($1,000,000) or that reasonably could be expected to prevent the consummation of the transactions contemplated hereby.

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

     SECTION 3.10. Opinion of Financial Advisor. Citigroup Global Markets (the "PARENT FINANCIAL ADVISOR") has delivered to the Parent Board its opinion to the effect that, as of the date such opinion was delivered, the consideration to be paid in the Offer and the Merger is fair, from a financial point of view, to Parent (the "PARENT FAIRNESS OPINION"). Parent has been authorized by the Parent Financial Advisor to permit the inclusion of the Parent Fairness Opinion (or, subject to the prior review and approval of the Parent Financial Advisor (such approval not to be unreasonably withheld), a reference thereto) in the Offer, the S-4 and the Joint Proxy Statement/Prospectus. Such opinion has not been withdrawn, revoked or modified as of the date hereof. A true and complete copy of the Parent Fairness Opinion will be delivered to the Company promptly after receipt of written confirmation thereof.

     SECTION 3.11. Brokers. No broker, finder or investment banker (other than the Parent Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

     SECTION 3.12. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

     SECTION 3.13. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed by Parent in the Parent SEC Reports filed on or before the date hereof other than (i) liabilities in connection with litigation arising from the tender offer by Oracle Corporation and (ii) liabilities or obligations to suppliers, vendors, employees and landlords incurred in the ordinary and usual course of such business consistent with past practices, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent (including the notes thereto). Except for the negotiation and execution of the Original Agreement and this Agreement and actions taken in response to the tender offer by Oracle Corporation, between March 31, 2003 and the date hereof, the Parent and each of its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such business consistent with past practices, and there has not been any Material Adverse Effect on Parent.

     SECTION 3.14. Compliance with Applicable Law. Except as disclosed in the Parent SEC Reports filed on or before the date hereof, each of Parent and its subsidiaries holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "PARENT PERMITS"). Except as disclosed in the Parent SEC Reports filed on or before the date hereof, Parent and its subsidiaries have materially complied, and are in material compliance with, the terms of Parent Permits. Except as disclosed in the Parent SEC Reports, the businesses of Parent and its subsidiaries have been and are being conducted in material compliance with all material Applicable Laws. Except as disclosed in the Parent SEC Reports filed on or before the date hereof, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or, to the knowledge of Parent, threatened.

     SECTION 3.15. Suppliers and Customers. The documents and information supplied by Parent to the Company or any of its representatives with respect to relationships and volumes of business done with Parent's or any of its subsidiaries' significant suppliers and customers are accurate in all material respects. During the last twelve (12) months, neither Parent nor any or its subsidiaries has received any written notices of termination or written threats of termination from any of the ten (10) largest suppliers or the twenty-five
(25) largest customers of Parent and its subsidiaries, taken as a whole.

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

     SECTION 3.16.  Parent Employee Benefit Matters.

     (a) Section 3.16(a) of the Parent Disclosure Schedule lists, with respect to employees in the United States of Parent and, to the knowledge of Parent and its subsidiaries, all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, long term incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, change in control, and severance agreements, to which Parent or any of its subsidiaries is a party, with respect to which Parent or any of its subsidiaries has any obligation or which are maintained, contributed to or sponsored by Parent or any of its subsidiaries for the benefit of any current or former employee, officer or director of Parent or any of its subsidiaries (collectively, the "PARENT BENEFIT PLANS"), other than plans, programs, arrangements or agreements that are not material. Copies or summaries of each material Parent Benefit Plan have been made available to the Company. Neither Parent nor any of its subsidiaries has any written commitment to create, adopt or amend any material employee benefit plan, program, arrangement or agreement, other than any immaterial modification or any modification or change required by Applicable Law.

     (b) Each Parent Benefit Plan is now in all respects in compliance with its terms and with the requirements of all applicable laws and regulations, including, without limitation, ERISA and the Code, except where any non-compliance would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect on Parent. To the knowledge of Parent, no action, claim or proceeding is pending or threatened with respect to any Parent Benefit Plan, other than claims for benefits in the ordinary course and other than such actions, claims or proceedings that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.17. Parent Intellectual Property. Parent (or one of its subsidiaries) owns all of the Intellectual Property, or has obtained the right to use all of the Intellectual Property that is not owned by it, that is used in any material respect in Parent's businesses as currently conducted. The products marketed, sold or licensed to customers by Parent and its subsidiaries, exclusive of the Intellectual Property licensed from third parties, and all Intellectual Property owned by Parent (or one of its subsidiaries) and used in any material respect in Parent's businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party. To Parent's knowledge, the Intellectual Property it has licensed from third parties, and used in any material respect in Parent's businesses as currently conducted, does not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any other third party. To Parent's knowledge, no Significant Parent Product contains any material defects, the costs of which to repair or replace (or otherwise cure pursuant to a contractual obligation to a customer) would result in a Material Adverse Effect on Parent. Parent has received no formal written notice terminating or threatening the termination of any Parent Technology License due to Parent's breach thereof. For the purposes of this Section 3.17, "SIGNIFICANT PARENT PRODUCT" means any product sold by Parent to third party end users that accounts for a substantial portion of Parent's revenue and "PARENT TECHNOLOGY LICENSE" means any technology license between Parent and any third party which allows Parent to embed technology in a Significant Parent Product.

     SECTION 3.18. Financing. Parent and Acquisition collectively have and will have at the Acceptance Date and at the Effective Time, and Parent will make available to Acquisition, sufficient funds to enable Acquisition to pay that portion of the Offer Price and Merger Consideration to be paid in cash for all outstanding Shares purchased pursuant to the Offer or the Merger and to perform Parent's and Acquisition's obligations under this Agreement.

     SECTION 3.19. Representations Complete. The representations and warranties made by Parent and Acquisition in this Agreement, the statements made in any certificates furnished by Parent and Acquisition pursuant to this Agreement, and the statements made by Parent and Acquisition in any documents mailed, delivered or furnished to the stockholders of Parent and the Company in connection with soliciting their proxy or consent to this Agreement and the Merger, do not contain and will not contain, as of their respective dates and as of the Effective Time, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 4

                                   COVENANTS

     SECTION 4.1.  Conduct of Business.

     (a) Conduct of Business of the Company. Subject to the Company's compliance with Section 1.3, and except (i) as expressly contemplated by this Agreement, (ii) as described in Section 4.1 of the Company Disclosure Schedule, or (iii) to the extent that Parent shall otherwise consent in writing (such consent or declination to consent not to be unreasonably delayed), during the period from the date hereof to the earlier of the Acceptance Date and the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each Subsidiary to, conduct its operations in the ordinary course of business consistent with past practices and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Acceptance Date. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement and except as described in
Section 4.1 of the Company Disclosure Schedule, prior to the Acceptance Date, neither the Company nor any Subsidiary shall, without the prior written consent (such consent or declination to consent not to be unreasonably delayed) of
Parent:

          (i) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

          (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), or alter or amend the terms of, any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for (A) the issuance and sale of Shares pursuant to options granted under the Company Plans prior to the date hereof, (B) options granted under Company Plans to purchase Shares to new hires of the Company or any Subsidiary up to an aggregate maximum amount of Three Hundred Twenty Thousand (320,000) Shares subject to options, provided that no such options may be issued that will provide for acceleration as a result of the consummation of the transactions contemplated by this Agreement whether or not in connection with any other event, including termination of employment, (C) options granted under Company Plans to purchase Shares to current employees in connection with any adjustments or promotions on a basis consistent with past practices of the Company up to a maximum of Ten Thousand (10,000) Shares subject to options individually and an aggregate maximum of One Hundred Sixty Thousand (160,000) Shares subject to options, provided that no such options may be issued that will provide for acceleration as a result of the consummation of the transactions contemplated by this Agreement whether or not in connection with any other event, including termination of employment;

          (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any Subsidiary (other than the repurchase of Restricted Company Shares and cancellation of Company Stock Options at repurchase price that is less than the last quoted sales price of the Shares on the Nasdaq National Market following termination of employment with, or provision of services to, the Company or any Subsidiary);

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

          (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

          (v) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of any Subsidiary (other than any wholly owned Subsidiary or foreign Subsidiary that would be wholly owned but for a nominal number of director or similar shares being owned by a foreign national as required by the law of the jurisdiction of such foreign Subsidiary's organization);

          (vi) (A) incur or assume any long-term or short-term debt or issue any debt securities in excess of One Million Dollars ($1,000,000) or trade payables arising in the ordinary course of business consistent with past practices; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of any Subsidiary incurred in the ordinary course of business consistent with past practices;
     (C) make any loans, advances or capital contributions to or investments in any other person (other than to a Subsidiary or customary loans or advances to employees in each case in the ordinary course of business consistent with past practices); (D) pledge or otherwise subject to any Lien shares of capital stock of the Company or any Subsidiary or any of the Other Interests; or (E) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any new material Lien (or any increase or expansion of the scope of any existing
     Lien) thereupon other than as a result of modifications to synthetic lease agreements outstanding on the date hereof;

          (vii) except as may be permitted by clause (viii) below or as may be required by Applicable Law, (A) enter into, adopt, make, amend in any manner or terminate any employment agreement or any bonus payments other than bonus payments to any person who is not a participant under the Change in Control Plan and that are not in excess of Twenty Thousand Dollars ($20,000) individually or Five Hundred Thousand Dollars ($500,000) in the aggregate, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement other than (x) offer letters to new hires provided that no such offer letter shall provide (1) for the grant of options under Company Plans that will provide for acceleration, or (2) provide any severance rights, in either case as a result of the transactions contemplated by this Agreement whether or not in connection with any other event, including termination of employment, or alter any "at will" employment relationship and (y) options under Company Plans to purchase Shares permitted by clause (ii), or (B) enter into, adopt amend in any manner or terminate any pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, employee or consultant in any manner or (C) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock options, restricted stock, stock appreciation rights or performance units);

          (viii) (A) pay or agree to pay any severance or termination pay to any director, officer, employee or consultant, except payments (1) made pursuant to written agreements outstanding on the date hereof or the Company's written policy in existence on the date hereof, the terms of which are in all material respects completely and correctly disclosed on
     Section 4.1(a)(viii) of the Company Disclosure Schedule and copies of which have been provided to Parent, (2) that are set forth in Section 4.1(a)(viii) of the Company Disclosure Schedule with respect to the termination of employees or consultants or (3) as required by Applicable Law or (B) amend or agree to amend the Change in Control Plan, add any individual to the coverage of the Change in Control Plan or increase any person's benefits under the Change in Control Plan;

          (ix) exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger, any other change of control of the Company (as defined in the Company Plans) or otherwise;

          (x) (A) except as permitted by clause (xiii)(E) below, purchase, acquire, lease or license-in any material assets in any single transaction or series of related transactions having a fair market value in excess of Two Million Dollars ($2,000,000) in the aggregate, or sell, transfer or otherwise dispose of any material assets other than sales of its products and other non-exclusive licenses of software in the ordinary course of business consistent with past practices; (B) enter into any exclusive license, distribution, marketing or sales agreements; (C) enter into any commitment to any person to (1) develop software without charge or (2) incorporate any software into any of the Company's products; (D) sell, transfer or otherwise dispose of any Intellectual Property other than sales of its products and other non-exclusive licenses that are in the ordinary course of business and consistent with past practices; or (E) grant "most favored nation" pricing to any Person;

          (xi) except as may be required as a result of a change in Applicable Law or in United States generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

          (xii) revalue any of its assets or properties, including writing down the value of assets or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices or due to changes in GAAP requiring such revaluation that are adopted after the date hereof;

          (xiii) (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other person or division or business unit thereof or any equity interest therein; (B) enter into any contract or agreement that would be material to the Company and its Subsidiaries, taken as a whole other than customer contracts in the ordinary course of business consistent with past practices; (C) amend, modify or waive any right under any Material Contract of the Company or any Subsidiary; (D) modify its standard warranty terms for its products or services or amend or modify any product or service warranties in effect as of the date hereof in any material manner that is adverse to the Company or any Subsidiary; or (E) authorize any additional or new capital expenditure or expenditures that individually or in the aggregate are in excess of One Million One Hundred Thousand Dollars ($1,100,000) per month, provided that the amount by which capital expenditures in any month shall be less than One Million One Hundred Thousand Dollars ($1,100,000) shall be carried over to future months to increase the maximum that may be spent on capital expenditures in such future months;

          (xiv) make or rescind any material election relating to Taxes or settle or compromise any material Tax liability or enter into any closing or other agreement with any Tax authority with respect to any material tax liability; or file or cause to be filed any material amended Tax Return, file or cause to be filed any claim for refund of Taxes previously paid, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

          (xv) fail to file any material Tax Returns when due, fail to cause such Tax Returns when filed to be materially true, correct and complete, prepare or fail to file any Tax Return in a manner inconsistent with past practices in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return of the Company, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by Applicable Law, or fail to pay any material Taxes when due;

          (xvi) settle or compromise any pending or threatened suit, action or claim that (A) relates to the transactions contemplated hereby or (B) the settlement or compromise of which would involves more than One Million Dollars ($1,000,000) or that would otherwise be material to the Company with respect to non-monetary matters and its Subsidiaries or relates to any Intellectual Property matters;

          (xvii) enter into any licensing, distribution, sponsorship, advertising, merchant program or other similar contracts, agreements, or obligations which provide for payments by the Company or any

     Subsidiary in an amount in excess of One Million Dollars ($1,000,000) over the noncancelable term of the agreement;

          (xviii) terminate any material software development project that is currently ongoing, except pursuant to the terms of existing contracts with customers;

          (xix) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          (xx) subject to Section 4.3 hereof, engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

          (xxi) knowingly take any action that would result in a failure to maintain trading of the Shares on the Nasdaq National Market; or

          (xxii) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(i) through 4.1(xxi) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

     (b) Conduct of Business of Parent. Except (i) as expressly contemplated by this Agreement, (ii) as described in Section 4.2 of the Parent Disclosure Schedule, or (iii) to the extent that Company shall otherwise consent in writing (such consent or declination to consent not to be unreasonably delayed), during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, prior to the Effective Time, Parent and its subsidiaries shall collectively conduct their operations in the ordinary course of business consistent with past practices, and without limiting the generality of the foregoing neither Parent nor Acquisition will:

          (i) amend its Certificate of Incorporation or bylaws (or other similar governing instrument) in a manner that would reasonably be likely to adversely affect the Parent Common Stock;

          (ii) pay or set a record date prior to the Effective Date relating to any extraordinary dividend or extraordinary distribution;

          (iii) knowingly take any action that would result in a failure to maintain trading of Parent Common Stock on the Nasdaq National Market;

          (iv) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          (v) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other person or division or business unit thereof or any equity interest therein if such acquisition
     (A) would be deemed to be a significant acquisition as defined in Rule 11-01(b)(1) of Regulation S-X, or (B) would create a substantial risk of delay in the termination or expiration of any waiting period applicable to the Merger under the HSR Act, provided that the limitations contained in this clause (B) shall not apply to any transaction closing after the termination or expiration of any waiting period applicable to the Merger under the HSR Act;

          (vi) engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

          (vii) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(b)(i) through 4.1(b)(vi) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect).

     SECTION 4.2.  Intentionally Deleted.

     SECTION 4.3.  No Solicitation or Negotiation.

     (a) The Company, its Subsidiaries and other affiliates and their respective officers, directors, representatives (including the Company Financial Advisor or any other investment banker and any attorneys and accountants) shall, and the Company shall use all reasonable efforts to cause its and its Subsidiaries' and other affiliates' respective non-officer employees with managerial responsibilities and agents to, immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition Proposal. The Company also agrees promptly to request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any Subsidiary, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such person by or on behalf of the Company or any Subsidiary and, if requested by Parent, to enforce such person's obligation to do so. Neither the Company nor any Subsidiary or other affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors or representatives to, and the Company shall use all reasonable efforts to cause its and its Subsidiaries' and other affiliates' respective non-officer employees with managerial responsibilities and agents not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to or enter into any agreement with any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition Proposal; provided, however, that if the Company Board determines in good faith, after consultation with legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under the DGCL, the Company may, in response to an unsolicited written Third Party Acquisition Proposal that the Company Board determines in good faith, based on consultation with the Company Financial Advisor, is from a Third Party that is capable of consummating a Superior Proposal and only for so long as the Board of Directors so determines in good faith that its actions are reasonably likely to lead to a Superior Proposal, (i) furnish only to any Third Party pursuant to a confidentiality agreement in a form substantially similar to the Nondisclosure Agreement (A) the information with respect to the Company of the same type and scope that the Company provided to Parent prior to the date hereof and (B) any such additional information that such Third Party requests, but only if the Company is permitted, and does in fact, simultaneously furnish such additional information to Parent, and (ii) participate in discussions and negotiations regarding such Third Party Acquisition Proposal; provided, further, that nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly (and in any event within one (1) day after the Company attains knowledge thereof) (x) notify Parent in the event the Company or any Subsidiary or other affiliates or any of their respective officers, directors, employees and agents receives any Third Party Acquisition Proposal, including the terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information made in connection with a Third Party Acquisition Proposal, (y) provide a copy of any written agreements, proposals or other materials the Company receives from any such person or group (or its representatives), and (z) promptly, and in any event within one (1) day, advise Parent of any material modifications thereto.

     (b) Except as set forth in this Section 4.3(b), the Company Board shall not make a change in its recommendation that the stockholders of the Company accept the offer, tender their Shares thereunder to Acquisition and adopt this Agreement and the Merger (a "CHANGE IN THE COMPANY RECOMMENDATION") or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Third Party Acquisition Proposal. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment prior to the Acceptance Date, after consultation with outside legal counsel, that it is required to make a Change in the Company Recommendation in order to comply with its fiduciary duties, the Company Board may recommend a Superior Proposal, but only (i) after providing written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within five (5) days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (after consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a Third Party Acquisition Proposal or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Company Board in violation of this Section 4.3(b).

     (c) For the purposes of this Agreement, "THIRD PARTY ACQUISITION PROPOSAL" means, other than in connection with the Offer and the Merger or as otherwise specifically contemplated by this Agreement, any proposal relating to (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving the Company or any Subsidiary other than the Offer and the Merger in which the stockholders of the Company immediately preceding such transaction hold, directly or indirectly, less than ninety percent (90%) of the equity interests in the surviving or resulting entity of such transaction or in any parent entity immediately following such transaction; (ii) any sale, lease, exchange, transfer or other disposition (including by way of merger, consolidation or exchange), in a single transaction or a series of related transactions, of the assets of the Company or any Subsidiary constituting ten percent (10%) or more of the consolidated assets of the Company or accounting for ten percent (10%) or more of the consolidated revenues of the Company; (iii) any tender offer, exchange offer or similar transactions or series of related transactions made by any person involving the Company's common stock constituting ten percent (10%) or more of the Company's common stock; (iv) the acquisition by any person (other than Parent or any of its affiliates) of beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) or the formation of any group (as defined in Section 13(d) of the Exchange Act) to acquire beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) of more than ten percent (10%) of the Company's common stock or the common stock of any Subsidiary of the Company; or (v) any other substantially similar transaction or series of related transactions that reasonably could be expected to result in the acquisition of a controlling interest in the Company. For purposes of this Agreement, a "THIRD PARTY" means a person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Third Party Acquisition Proposal (1) to acquire, directly or indirectly, for consideration consisting solely of cash and/or publicly-traded securities (including securities that will be publicly-traded immediately upon the consummation of such Superior Proposal), eighty-five percent (85%) of the Shares then outstanding, or all or substantially all of the assets of the Company, (2) that contains terms and conditions that the Company Board by a majority vote determines in good faith (after consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Offer and the Merger, (3) that the Company Board by a majority vote determines in its good faith judgment (after consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation and its legal counsel) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal), (4) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Parent might make, and (5) that does not contain any "due diligence" condition and for which any financing upon which it is conditioned is committed.

     SECTION 4.4.  Comfort Letters.

     (a) The Company shall use commercially reasonable efforts to cause PricewaterhouseCoopers LLP to deliver a letter dated not more than five days prior to the date on which the S-4 shall become effective and addressed to itself and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Information Statement.

     (b) Parent shall use commercially reasonable efforts to cause KPMG LLP to deliver a letter dated not more than five days prior to the date on which the S-4 shall become effective and addressed to itself and the Company and their respective Boards of Directors in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed-upon procedures letters delivered by independent accountants in connection with registration statements and proxy statements similar to the S-4 and the Information Statement.

     SECTION 4.5. Nasdaq National Market. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Offer and the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Acceptance Date.

     SECTION 4.6.  Access to Information.

     (a) Between the date hereof and the earlier of the Acceptance Date or the termination of this Agreement in accordance with its terms, the Company will, and will cause each Subsidiary to use commercially reasonable efforts to, give Parent and its authorized representatives (including Parent's external auditors) reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records and personnel files of current employees of the Company and any Subsidiary as Parent may reasonably require, and will cause its officers and each Subsidiary to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and any Subsidiary as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to the Company, as reasonably requested by the Company, a designated officer of Parent to answer questions and make available such information and documents regarding Parent as is reasonably requested by the Company taking into account the nature of the transactions contemplated by this Agreement. Such access shall be subject to the granting party's reasonable security measures and insurance requirements and shall not include the right to perform "invasive" testing, but shall include the right of Parent to do a financial statement (including balance sheet) review prior to the Effective Time.

     (b) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Acceptance Date, the parties shall furnish to each other within two (2) business days following preparation thereof (and in any event within thirty (30) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, all of such financial statements to be prepared in accordance with United States generally accepted accounting principles in conformity with the practices consistently applied by the Company or Parent, as the case may be, with respect to such financial statements.

     (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Mutual Nondisclosure Agreement entered into between the Company and Parent dated as of May 16, 2003 (the "NONDISCLOSURE AGREEMENT").

     SECTION 4.7.  Certain Filings; Reasonable Efforts.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to do the following: (i) cooperate in the preparation and filing of the Offer Documents, the S-4 and the Information Statement and any amendments thereto, any filings that may be required under the HSR Act and similar competition or merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities (other than as provided in clause (i) above) necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement (but subject to the last sentence of Section 4.8(b) below); (iii) contest any legal proceeding relating to the Offer or the Merger; (iv) take such actions as set forth on
Section 4.7(a) of the Company Disclosure Schedule; and (v) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Acceptance Date. The Company agrees to use, and to cause each Subsidiary to use, all reasonable efforts to encourage their respective employees to accept any offers of employment extended by Parent. If, at any time after the Acceptance Date or the Effective Time, any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

     (b) Parent and the Company will use commercially reasonable efforts to consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard, but without limitation, each party hereto shall use commercially reasonable efforts to promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein. Nothing in the Agreement, however, shall require or be construed to require any party hereto, in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby, to (i) sell or hold separate, or agree to sell or hold separate, before or after the Acceptance Date or the Effective Time, any assets, businesses or any interests in any assets of businesses, of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, by Parent or the Company, of any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by Parent or the Company of any assets or businesses, or (ii) enter into any agreement or be bound by any obligation that, in Parent's good faith judgment, may have an adverse effect on the benefits to Parent of the transactions contemplated by this Agreement.

     SECTION 4.8. Public Announcements. Parent, Acquisition and the Company shall consult with each other and shall mutually agree upon any press release or public announcement relating to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except (a) as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market, in which case the party proposing to issue such press release or make such public announcement shall use all reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement, or (b) following a Change in the Company's Recommendation, after which no such consultation or agreement shall be required.

     SECTION 4.9.  Indemnification and Directors' and Officers' Insurance.

     (a) After the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under Applicable Law to), each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary (the "INDEMNIFIED PERSONS") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("INDEMNIFIED LIABILITIES"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under Applicable Law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 4.9 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by Applicable Law, that the indemnification provided for in this
Section 4.9 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.9 and may specifically enforce its terms. This
Section 4.9 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect.

     (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company Board prior to the Effective Time) and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time.

     (c) For a period of six years after the Effective Time, Parent will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "INSURED PARTIES") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will Parent or the Surviving Corporation be required to expend on an annual basis in excess of 200% of the annual premium currently paid by the Company for such coverage; provided further, that notwithstanding the foregoing, in the event such coverage is no longer available (or is only available for an amount in excess of 200% of the annual premium currently paid by the Company for such coverage), Parent shall nevertheless use its commercially reasonable efforts to provide such coverage as may be obtained for such 200% amount; provided further, that, in lieu of maintaining such existing insurance as provided above, Parent, at its election, may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are no less favorable to the intended beneficiaries thereof than such existing insurance.

     (d) Parent will not, nor will Parent permit the Surviving Corporation to merge or consolidate with any other Person or sell all or substantially all of Parent's or such subsidiary's assets unless Parent or the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 4.9.

     SECTION 4.10. Notification of Certain Matters; Additions to and Modification of Disclosure Schedules. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company (such notice by delivery of supplements to the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable), of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (ii) any material failure by the Company, Parent or Acquisition, as the case may be, to comply with or satisfy in any material respect any covenant condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.10 shall not cure such breach or non-compliance, be deemed to constitute an exception to the representations and warranties under Article 2 or Article 3, or limit or otherwise affect the remedies available hereunder to the party receiving such notice, provided, further, that any addition to Section 2.1(a) of the Company Disclosure Schedule disclosing a Subsidiary acquired or organized after the date hereof, Section 2.1(c) of the Company Disclosure Schedule disclosing any investment made after the date hereof, Section 2.11(b) disclosing any Company Employee Plan adopted after the date hereof or any Employee Agreement entered into after the date hereof, Section 2.11(h) of the Company Disclosure Schedule disclosing amendments or actions within fourteen days of the date hereof as provided therein, Section 2.12(d) of the Company Disclosure Schedule disclosing any newly hired employee or change in current employee's circumstances occurring after the date hereof, Section 2.12(j) of the Company Disclosure Schedule disclosing any employing obtaining any visa or losing any visa after the date hereof, Section 2.15(a) of the Company Disclosure Schedule disclosing any Company Registered IP or unregistered trademarks acquired or registered after the date hereof, Section 2.15(b) of the Company Disclosure Schedule disclosing any Company Licensed IP acquired or licensed after the date hereof, Section 2.17 of the Company Disclosure Schedule disclosing any real property acquired or leased after the date hereof, Section
2.19 of the Company Disclosure Schedule disclosing any new product warranties made by the Company after the date hereof, Section 2.20(a) of the Company Disclosure Schedule disclosing any Material Contract entered into after the date hereof, Section 2.22 of the Company Disclosure Schedule disclosing any person who becomes a Company Affiliate after the date hereof, or Section 3.16 of the Parent Disclosure Schedule disclosing any Parent benefit plan adopted after the date hereof or deleting any Parent benefit plan cancelled after the date hereof shall not be deemed to constitute a breach of the related representation or warranty, provided further that such disclosure referred to in the immediately preceding proviso shall not limit or otherwise affect the remedies available hereunder to either party to the extent that the action, event, occurrence or agreement disclosed was in violation or breach of this Agreement, including
Section 4.1.

     SECTION 4.11. Affiliates. The Company shall use commercially reasonable efforts to obtain from all Company Affiliates, and from any person who may be deemed to have become a Company Affiliate after the date of this Agreement and on or prior to the Acceptance Date, a letter agreement substantially in the form of Exhibit B hereto as soon as practicable. Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

     SECTION 4.12. Access to Company Employees. The Company agrees to provide, and to cause each Subsidiary to provide, Parent with reasonable access to its employees under procedures to be agreed upon by Parent and the Company during normal working hours following the date of this Agreement, to among other things, deliver offers of continued employment and to provide information to such employees about Parent. All communications by Parent with Company employees shall be conducted in a manner that does not disrupt or interfere with the Company's efficient and orderly operation of its business.

     SECTION 4.13. Company Compensation and Benefit Plans. The Company agrees to take all actions necessary to amend, merge, freeze or terminate any or all Company Employee Plans intended to constitute a Code Section 401(k) arrangement, the 1997 Employee Stock Purchase Plan, the 1997 Employee Stock Purchase Plan for Non-United States Employees and any other employee stock purchase plan effective at or immediately prior to the Closing Date, each as requested in writing by Parent no later than five (5) business days prior to the Closing Date (thirty
(30) days prior to the Closing Date with respect to the 1997 Employee Stock Purchase Plan, the 1997 Employee Stock Purchase Plan for Non-United States Employees and any other employee stock purchase plan).

     SECTION 4.14.  Employee Benefits.

     (a) Following the Closing Date, Parent shall arrange for each participant in the Company Employee Plans (the "COMPANY PARTICIPANTS") (including without limitation all dependents) who becomes a Parent employee (or an employee of any Parent subsidiary or affiliate) after the Closing Date to be eligible for the same benefits in the aggregate as those received by Parent employees with similar positions and responsibilities and qualifications; provided, however, that through December 31, 2003 Parent may instead, at its option, continue a Company Employee Plan in lieu of providing benefits under a corresponding Parent Benefit Plan. Each Company Participant shall, to the extent permitted by law, the plan governing the benefits (as reasonably amended to accomplish the following to the extent permissible under Applicable Law) and applicable tax qualification requirements, and subject to any applicable break in service or similar rule, receive credit for all purposes including, without limitation, for eligibility to participate, amount of matching contributions, and vesting under Parent Benefit Plans for years of service with the Company (and its Subsidiaries and predecessors) prior to the Closing Date. If applicable and to the extent possible under Parent's existing plans (as reasonably amended to the extent necessary in accordance with applicable Applicable Law), Parent shall cause any and all pre-existing condition (or actively at work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any Parent Benefit Plans to be waived with respect to such Company Participants and their eligible dependents and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year including the Closing Date for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent Benefit Plans in which they are eligible to participate after the Closing Date.

     (b) Parent agrees that, from and after the Closing Date, the Company employees who become employees of Parent or any of its subsidiaries may participate in the employee stock purchase plan sponsored by Parent (the "PARENT ESPP"), subject to the terms and conditions of the Parent ESPP, and that service with the Company shall be treated as service with Parent or its subsidiaries for determining eligibility of the Company's employees under the Parent ESPP. Unless Parent elects to continue the 1997 Employee Stock Purchase Plan or the 1997 Employee Stock Purchase Plan for Non-United States Employees, Parent agrees to create a special offering period under the Parent ESPP so that the Company employees who become employees of Parent or any of its subsidiaries can participate in the Parent ESPP within thirty (30) days from the Closing Date.

     SECTION 4.15. Takeover Statutes. If any Takeover Statute or any similar statute, law, rule or regulation in any State of the United States (including under the DGCL or any other law of the State of Delaware) is or may become applicable to the Offer or the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Offer or by the Merger and otherwise take such lawful actions to eliminate or minimize the effects of such statute, law, rule or regulation, on such transactions.

     SECTION 4.16. Company Rights Agreement. The Company Board shall take all further action (in addition to that referenced in Section 2.25) to the extent necessary (including amending the Company Rights Agreement) in order to ensure that following or as a result of the Offer, or the execution of this Agreement or the Company Voting Agreements, or the consummation of the transactions contemplated hereby and thereby, (i) no person shall be deemed to be an Acquiring Person; (ii) no person shall have the ability to exercise any Company Rights under the Company Rights Agreement; (iii) no Company Rights shall have separated from the Shares to which they are attached or become exercisable; and
(iv) the Company shall not have the right to exchange any Company Rights for Shares, pursuant to Section 24 of the Company Rights Agreement or otherwise. Except in connection with the foregoing sentence, the Company Board shall not, without the prior written consent of Parent, (i) amend the Company Rights Agreement, or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement, including a redemption of the Company Rights, in each case in order to facilitate any Third Party Acquisition Proposal with respect to the Company; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company Board may (i) amend the Company Rights Agreement solely for the purpose of extending the Distribution Date thereunder to that time immediately prior to the consummation of an unsolicited exchange or tender offer by a third party and (ii) take any action in connection with the Company Rights Agreement that is required by order of a court of competent jurisdiction.

     SECTION 4.17. Parent Board of Directors. Parent shall take all requisite action to appoint Mr. Michael J. Maples to the Parent Board as a member of Class I and as a member of the Corporate Governance/Nominating Committee as of the Effective Time, provided that if Mr. Maples is unable or unwilling to serve on the Parent Board at the Effective Time, Parent shall instead take all requisite action to appoint such other person as the Company may designate and who is reasonably acceptable to Parent.

     SECTION 4.18. Section 16 Matters. If the Company delivers the Section 16 Information to Parent at least 10 business days prior to the Effective Time, then, prior to the Effective Time, the Parent Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of the Company Stock Options held by Company Insiders in the Merger, and (ii) the receipt by Company Insiders of Parent Common Stock in exchange for Shares pursuant to the Merger, shall in each case be an exempt transaction for purposes of Section 16 of the Exchange Act. For purposes of this
Section 4.18, (1) "COMPANY INSIDER" shall mean any officer or director of the Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act and (2) "SECTION 16 INFORMATION" shall mean the following information for each Company Insider: (A) the number of Shares held by such individual and expected to be exchanged for shares of Parent Common Stock in the Merger; and (B) the number of Company Stock Options held by such individual and expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger.

     SECTION 4.19. Second Merger. As soon as practicable after the Effective Time, Parent shall adopt and shall cause the Surviving Corporation to adopt an agreement and plan of merger and reorganization pursuant to which the Surviving Corporation shall be merged with and into Parent or, at Parent's election, a direct wholly owned subsidiary of Parent, with Parent or such subsidiary being the surviving corporation of such merger. Notwithstanding the foregoing, Parent and the Surviving Corporation shall not cause the Second Merger to be effected unless Parent and the Company have received, on or prior to the Acceptance Date, an opinion of Gibson Dunn & Crutcher LLP, counsel to Parent, and an opinion of Wilson Sonsini Goodrich and Rosati, Professional Corporation, counsel to the Company, reasonably satisfactory to Parent and the Company, respectively (the "CLOSING TAX OPINIONS"), that the Offer, the Merger and the Second Merger together will constitute a reorganization under the provisions of Section 368(a) of the Code. The Closing Tax Opinions may rely on customary representations as reasonably requested by such counsel and on typical assumptions. Parent, Acquisition, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions; provided however, that the opinions set forth in the Closing Tax Opinions shall not be conditioned on any representations or assumptions related to the value of Parent Common Stock after the Acceptance Date. It is intended that, absent a change in facts or law subsequent to the date hereof that prevents Parent or the Company from obtaining such opinions, the Second Merger shall occur and that the acquisition of the Shares pursuant to the Offer, followed by the Merger and the Second Merger, together qualify as a reorganization under the provisions of Section 368(a) of the Code, and that this Agreement constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the regulations promulgated under the Code. In the event that counsel for the Company is unable to render a Closing Tax Opinion, the opinion condition of this section 4.19 shall be deemed satisfied if counsel for Parent renders a Closing Tax Opinion to the Company.

     SECTION 4.20. Alternative Double Merger. The parties agree that each will make a good faith attempt to obtain the tax opinions referred to in Section
4.19. If for any reason the tax opinion conditions in Section 4.19 are not satisfied on or prior to the Acceptance Date, the parties shall, subject to the receipt of tax opinions as described below, implement the Alternative Double Merger Structure on the terms and conditions contained in this Agreement (preserving the economic and financial terms of this Agreement) with such modifications to such terms and conditions as are required to implement such structure. The "ALTERNATIVE DOUBLE MERGER STRUCTURE" means a structure whereby the following shall occur: (i) Parent will cause Acquisition (or another entity formed by Parent solely to effect the Alternative Double Merger Structure) ("HOLDING COMPANY") to form two wholly-owned subsidiaries under the DGCL ("PARENT MERGER SUBSIDIARY" and "COMPANY MERGER SUBSIDIARY," respectively); (ii) Parent and the Company will cause Parent Merger Subsidiary and Company Merger Subsidiary and, if applicable, Holding Company, to become parties to this Agreement and to execute and deliver all documents required by the DGCL to authorize and adopt this Agreement; (iii) in lieu of shares of Parent Common Stock, an equal number of shares of shares of common stock of Holding Company, together with associated rights similar in all material respects to the Parent Rights ("HOLDING COMPANY COMMON STOCK") shall be issued as the stock portion of the Offer Price and the Merger Consideration, and appropriate conforming changes shall be made to this Agreement; (iv) at the Acceptance Date, Parent Merger Subsidiary shall be merged with and into Parent in accordance with the DGCL, whereupon the separate existence of Parent Merger Subsidiary shall cease, shareholders of Parent shall receive one share of Holding Company Common Stock in exchange for each share of Parent Common Stock and Parent shall be the surviving corporation and a wholly owned subsidiary of Holding Company; and (v) at the Effective Time, Company Merger Subsidiary shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Company Merger Subsidiary shall cease, and the Company shall be the surviving corporation and a wholly owned subsidiary of Holding Company. It is intended that (i) the receipt of Holding Company Common Stock by the holders of Parent Common Stock in exchange for their shares of Parent Common Stock will be treated as having occurred pursuant to either a reorganization as defined in
Section 368(a) of the Code and/or a transaction governed by Section 351(a) of the Code, and Parent will use its commercially reasonable efforts to obtain the opinion of its counsel to that effect, and (ii) the receipt of Holding Company Common Stock and cash by the holders of the Company's common stock in exchange for their shares of Company common stock will be treated as having occurred pursuant to a transaction governed by Section 351(a) and, if applicable, Section 351(b) of the Code, and Company will use its commercially reasonable efforts to obtain the opinion of its counsel to that effect. In the event counsel for the Company is unable to render the opinion referred to above, the opinion condition of this Section 4.20 shall be deemed satisfied if counsel for Parent renders an opinion to the Company.

                                   ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) this Agreement shall have been duly approved by the requisite vote of the holders of Company common stock, if required by Applicable Law and the Company Certificate of Incorporation, in order to consummate the Merger;

          (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

          (c) any waiting period applicable to the Merger under the HSR Act or any other material foreign, federal or state antitrust, competition or fair trade law shall have terminated or expired;

          (d) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Surviving Corporation after the Effective Time in all material respects as it was operated prior thereto (other than under the HSR Act or any other material foreign, federal or state antitrust, competition or fair trade law) shall have been given, obtained or complied with, as applicable except where the failure to be given, obtained or complied with shall not have a Material Adverse Effect on the Company or a Material Adverse Effect on the Parent; and

          (e) Parent, Acquisition or their affiliates shall have purchased Shares pursuant to the Offer.

                                   ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption thereof by the Company's stockholders:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent, Acquisition and the Company;

          (b) by Parent and Acquisition or the Company if:

             (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become nonappealable; or

             (ii) the Offer shall have expired, terminated or been withdrawn pursuant to its terms without any Shares having been purchased; provided, that the right to terminate this Agreement under this Section 6.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal reason for the failure of Parent or Acquisition to purchase Shares in the Offer; or

             (iii) the Acceptance Date has not occurred by November 30, 2003 which date shall be extended to February 28, 2004 if the Acceptance Date shall not have occurred as a result of a failure to satisfy the conditions set forth in clause (ii) of Annex C (as appropriate, the "FINAL DATE"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Acceptance Date shall not have occurred on or before said date.

          (c) by the Company if:

             (i) if Parent, Acquisition or any of their Affiliates shall have failed to commence the Offer on or prior to the tenth (10th) business day following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 6.1(c)(i) if the Company is in breach of Section 1.2 of this Agreement in a manner that affects Parent's or Acquisition's ability to commence the Offer;

             (ii) (A) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement or if any representation or warranty of Parent or Acquisition shall have become untrue such that the conditions set forth in clause II.(c) of Annex C would be incapable of being satisfied by the Final Date; or

             (iii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Offer or the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty (20) business days after written notice by the Company thereof;

          (d) by Parent and Acquisition if:

             (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, such that the conditions set forth in clause I.(e) of Annex C would be incapable of being satisfied by the Final Date; or

             (ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder having, in the aggregate, a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Offer or the Merger, and the Company has not cured such breach within twenty (20) business days after written notice by Parent or Acquisition thereof.

          (e) by Parent and Acquisition, if the Company shall have, prior to the Acceptance Date, but subject to the Company's compliance with Section 1.3:

             (i) effected a Change in the Company Recommendation, whether or not permitted by the terms hereof; or

             (ii) willfully and materially breached its obligations under
        Section 4.3;

provided, that if the Company sends a notice of its intention to terminate this Agreement pursuant to Section 6.1(c), the sending of such notice in and of itself shall not be deemed to be a breach or default by the Company that would permit Parent to terminate this Agreement pursuant to this Section 6.1(e).

          (f) by the Company, on a scheduled Expiration Date at which time there shall have been made a Change in the Company Recommendation as a result of a Superior Proposal and the Minimum Condition shall not have been satisfied; provided, that, the failure of Company to fulfill any of its obligations under this Agreement shall not have been a principal reason that the Minimum Condition shall not have been satisfied; provided, further, that, the Company shall have first permitted Parent to effect a single extension of the Offer for one period of no more than twenty (20) business days (the "FIRST EXTENSION") after the Change in the Company Recommendation; and provided, further, that if the Minimum Condition is not satisfied upon the expiration of the First Extension, the Company shall have permitted Parent to effect an additional extension or extension(s) of the Offer for no more than ten (10) business days per period if Parent shall have made, and there is continuing at the scheduled Expiration Date for such respective period, a proposal by Parent to the Company or its stockholders which is no less favorable than the Superior Proposal. Notwithstanding the foregoing, the Company may not terminate this Agreement pursuant to this Section 6.1(f) if the Company is in breach of Section 4.3 with respect to such Superior Proposal, such Change in the Company Recommendation or a Third Party Acquisition Proposal made by the person making the Superior Proposal or its affiliates.

     SECTION 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto, or any of its affiliates, directors, officers or stockholders other than the provisions of this Section 6.2 and Sections 4.6(c) and 6.3 and all of Article 7 with the exception of Sections 7.8 and Section 7.10 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

     SECTION 6.3.  Fees and Expenses.

     (a) If this Agreement is terminated pursuant to Section 6.1(e) or 6.1(f), Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of Fifty-Seven Million Dollars ($57,000,000) as liquidated damages within one (1) business day of the termination of this Agreement pursuant to Section 6.1(e) or 6.1(f). It is specifically agreed that the amount to be paid pursuant to this
Section 6.3(a) represents liquidated damages and not a penalty.

     (b) Upon the termination of this Agreement pursuant to Section 6.1(d), in addition to any other remedies that Parent, Acquisition or their affiliates may have as a result of such termination (including pursuant to Section 6.3(a)), the Company shall pay to Parent the amount of Five Million Dollars ($5,000,000) as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Offer, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants); provided that no breach by Parent or Acquisition shall have occurred that (either then or upon the passage of time as provided in Section 6.1(c)(iii)) would permit the Company to terminate this Agreement pursuant to Section 6.1(c).

     (c) Upon the termination of this Agreement pursuant to Section 6.1(c), in addition to any other remedies that the Company or its affiliates may have as a result of such termination, Parent shall pay to the Company the amount of Five Million Dollars ($5,000,000) as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants); provided no breach by the Company shall have occurred that (either then or upon the passage of time as provided in Section 6(d)(ii)) would permit Parent to terminate this Agreement pursuant to Section 6.1(d).

     (d) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     SECTION 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 4.10, the Company Disclosure Schedule and the Parent Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

     SECTION 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 7

                                 MISCELLANEOUS

     SECTION 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

     SECTION 7.2. Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Nondisclosure Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof, including, without limitation, the Original Agreement, and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 7.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     SECTION 7.4. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

        if to Parent or Acquisition:     PeopleSoft, Inc.
                                         4460 Hacienda Drive
                                         Pleasanton, California 94588
                                         Facsimile: (925) 694-5550
                                         Attention: Anne S. Jordan

                                         and

                                         PeopleSoft, Inc.
                                         4460 Hacienda Drive
                                         Pleasanton, California 94588
                                         Facsimile: (925) 694-5152
                                         Attention: Kevin T. Parker

        with a copy to:                  Gibson, Dunn & Crutcher LLP
                                         One Montgomery Street
                                         Telesis Tower
                                         San Francisco, California 94104
                                         Facsimile: (415) 986-5309
                                         Attention: Douglas D. Smith
                                         Peter T. Heilmann

        if to the Company to:            J.D. Edwards & Company
                                         One Technology Way
                                         Denver, CO 80237
                                         Facsimile: (303) 334-4693
                                         Attention: Richard G. Snow, Jr.

                                         and

                                         J.D. Edwards & Company
                                         One Technology Way
                                         Denver, CO 80237
                                         Facsimile: (303) 334-1077
                                         Attention: Richard E. Allen

        with a copy to:                  Wilson Sonsini Goodrich & Rosati,
                                         Professional Corporation
                                         650 Page Mill Road
                                         Palo Alto, CA 94304
                                         Facsimile: (650) 493-6811
                                         Attention: Herbert P. Fockler

                                         and

                                         Wilson Sonsini Goodrich & Rosati,
                                         Professional Corporation
                                         One Market
                                         Spear Tower, Suite 3300
                                         San Francisco, CA 94105
                                         Facsimile: (415) 947-2099
                                         Attention: Steve L. Camahort

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     SECTION 7.5.  Governing Law and Venue; Waiver of Jury Trial.

     (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflict of Applicable Law principles thereof. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the Court of Chancery of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

     (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (c) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefor each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 7.5.

     SECTION 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement nor shall any such person be entitled to assert any claim hereunder. In no event shall this Agreement constitute a third party beneficiary contract.

     SECTION 7.8. Certain Definitions. For the purposes of this Agreement the term:

          (a) "ACCEPTANCE DATE" means the first date on which Parent or Acquisition accepts for payment all shares of Company common stock validly tendered and not withdrawn pursuant to the Offer.

          (b) "AFFILIATE" means (except as otherwise provided in Sections 2.22 and 4.11) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

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

          (c) "APPLICABLE LAW" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such person or any of its respective properties, assets, officers, directors, employees, consultants or agents;

          (d) "BUSINESS DAY" means any day other than a day on which the Nasdaq National Market is closed;

          (e) "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

          (f) "COMPANY ACQUISITION PROPOSAL" means (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving the Company or any Subsidiary in which the stockholders of the Company immediately preceding such transaction hold, directly or indirectly, less than sixty percent (60%) of the equity interests in the surviving or resulting entity of such transaction or in any parent entity immediately following such transaction; (ii) any sale, lease, exchange, transfer or other disposition (including by way of merger, consolidation or exchange), in a single transaction or a series of related transactions, of the assets of the Company (whether directly or indirectly, including through the acquisition of one or more Subsidiaries or such Subsidiaries' assets) constituting forty percent (40%) or more of the consolidated assets of the Company or accounting for forty percent (40%) or more of the consolidated revenues of the Company; (iii) any tender offer, exchange offer or similar transactions or series of related transactions made by any person involving the Company's common stock constituting forty percent (40%) or more of the Company's common stock; (iv) the acquisition by any person of beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) of more than forty percent (40%) of the Company's common stock; or (v) any other substantially similar transaction or series of related transactions that if consummated would result in the acquisition of a forty percent (40%) or greater interest in the Company;

          (g) "COMPANY IP" means any Company Licensed IP or Company Owned IP;

          (h) "COMPANY LICENSED IP" means any Intellectual Property that is owned by any other person and that is licensed to, used or distributed by the Company or any Subsidiary;

          (i) "COMPANY OWNED IP" means any Intellectual Property owned (in whole or in part) by the Company or any Subsidiary;

          (j) "COMPANY REGISTERED IP" means any Registered Intellectual Property owned (in whole or in part) by the Company or any Subsidiary;

          (k) "INTELLECTUAL PROPERTY" means any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, domain name, copyright (whether registered or unregistered), copyright application, mask work, mask work application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset;

          (l) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, the actual knowledge of such matter of (i) any member of the Board of Directors; or (ii) any employee or officer listed on Section 7.8 of the Company Disclosure Schedule or Section 7.8 of the Parent Disclosure Schedule, as applicable; of the Company or any Subsidiary, or Parent or any of its subsidiaries, as the case may be, and each of such persons shall be deemed to have actual knowledge of all books and records to which he or she has reasonable access;

          (m) "INCLUDE" or "INCLUDING" means "INCLUDE, WITHOUT LIMITATION" or "INCLUDING, WITHOUT LIMITATION," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list;

          (n) "LIEN" means any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and disclosed in Section 2.14(d) of the Company Disclosure Schedule, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Law, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens, and
     (v) restrictions on transfer of securities imposed by applicable state and federal securities laws;

          (o) "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any circumstance, change in, or effect on the Company and its Subsidiaries, taken as a whole, that is, or is reasonably likely in the future to be, materially adverse to the financial condition, earnings, results of operations, or the business or operations (financial or otherwise), of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder, excluding any such circumstance, change or effect to the extent resulting from or arising in connection with (i) changes or conditions generally affecting the industries or segments in which the Company operates, (ii) changes in general economic, market or political conditions which, in the case of (i) or (ii), does not have a materially disproportionate effect (relative to other industry participants) on the Company, (iii) any litigation brought or threatened by stockholders of the Company (whether on behalf of the Company or otherwise) in respect of the announcement of this Agreement or the consummation of the Offer or Merger, (iv) any disruption of customer, business partner, supplier or employee relationships that resulted from the announcement of this Agreement or the consummation of the Offer or Merger, to the extent so attributable; provided, that any reduction in the market price or trading volume of the Company's publicly traded common stock shall not be deemed to constitute a Material Adverse Effect on the Company (it being understood that the foregoing shall not prevent Parent from asserting that any underlying cause of such reduction independently constitutes such a Material Adverse Effect on the Company), or (v) the tender offer or other acquisition proposal by Oracle Corporation for Parent;

          (p) "MATERIAL ADVERSE EFFECT ON PARENT" means any circumstance, change in, or effect on Parent and its subsidiaries, taken as a whole, that is, or is reasonably likely in the future to be, materially adverse to the financial condition, earnings, results of operations, or the business or operations (financial or otherwise), of Parent and its subsidiaries, taken as a whole, or on the ability of the Parent to perform its obligations hereunder, excluding any such circumstance, change or effect to the extent resulting from or arising in connection with (i) changes or conditions generally affecting the industries or segments in which the Parent operates, (ii) changes in general economic, market or political conditions which, in the case of (i) or (ii), does not have a materially disproportionate effect (relative to other industry participants) on the Parent, (iii) any litigation brought or threatened by stockholders of the Parent (whether on behalf of the Parent or otherwise) in respect of the announcement of this Agreement or the consummation of the Offer or Merger,
     (iv) any disruption of customer, business partner, supplier or employee relationships that resulted from the announcement of this Agreement or the consummation of the Offer or Merger, to the extent so attributable; provided, that any reduction in the market price or trading volume of Parent's publicly traded common stock shall not be deemed to constitute a Material Adverse Effect on Parent (it being understood that the foregoing shall not prevent the Company from asserting that any underlying cause of such reduction independently constitutes such a Material Adverse Effect on Parent), or (v) the tender offer or other acquisition proposal by Oracle Corporation for Parent;

          (q) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity;

          (r) "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or any arbitrator or arbitration panel;

          (s) "QUALIFYING AMENDMENT" means an amendment or supplement to the Joint Proxy Statement/Prospectus or S-4 (including by incorporation by reference) to the extent it contains (a) a Change in the Company Recommendation, (b) a statement of the reasons of Company Board for making such Change in the Company Recommendation, and (c) additional information reasonably related to the foregoing; and

          (t) "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents, including applications therefor;
     (ii) registered trademarks, applications to register trademarks, including intent-to-use applications, or other registrations or applications related to trademarks; (iii) copyrights registrations and applications to register copyrights; (iv) registered mask works and applications to register mask works; and (v) any other intellectual property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

     SECTION 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

     SECTION 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto receives all payments and reimbursements of expenses to which it is entitled pursuant to Section 6.3(a), (b) or (c) it shall not be entitled to specific performance to compel the consummation of the Merger.

     SECTION 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          Peoplesoft, Inc.

                                          By: /s/ Craig A. Conway
                                            ------------------------------------
                                              Name: Craig A. Conway
                                              Title: President and Chief
                                              Executive Officer
                                              Date: June 16, 2003

                                          J.D. Edwards & Company

                                          By: /s/ Robert M. Dutkowsky
                                            ------------------------------------
                                              Name: Robert M. Dutkowsky
                                              Title: President and Chief
                                              Executive Officer
                                              Date: June 16, 2003

                                          Jersey Acquisition Corporation

                                          By: /s/ Kevin T. Parker
                                            ------------------------------------
                                              Name: Kevin T. Parker
                                              Title: President
                                              Date: June 16, 2003

      [SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
  AND REORGANIZATION BY AND AMONG PEOPLESOFT, INC., J.D. EDWARDS & COMPANY AND
                        JERSEY ACQUISITION CORPORATION]

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

                                    ANNEX A

            STOCKHOLDERS OF COMPANY THAT EXECUTED VOTING AGREEMENTS

     Richard E. Allen

     Kathleen J. Cunningham

     Harry Debes

     Robert M. Dutkowsky

     Gerald Harrison

     Delwin D. Hock

     Michael Madden

     Michael J. Maples

     Richard Mathews

     Trygve E. Myhren

     Robert C. Newman

     Pamela Saxton

     David Siebert

     Richard Snow, Jr.

     Leslie Wyatt

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

                                    ANNEX B

             STOCKHOLDERS OF PARENT THAT EXECUTED VOTING AGREEMENTS

     A. George "Skip" Battle

     Aneel Bhusri

     Nanci Caldwell

     Craig A. Conway

     Guy E. Dubois

     David A. Duffield

     Frank J. Fanzilli, Jr.

     Steven D. Goldby

     Michael Gregoire

     Ram Gupta

     Anne S. Jordan

     Kevin T. Parker

     W. Philip Wilmington

     Cyril J. Yansouni

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

                                    ANNEX C

                            CONDITIONS TO THE OFFER

I.  CONDITIONS TO CONSUMMATION OF THE OFFER OF PARENT AND ACQUISITION

     Notwithstanding any other provision of the Offer (subject to the provisions of the Agreement), as a first step in effectuating a merger between Parent or Acquisition and Company qualifying as a tax-free reorganization under Section 368(a) of the Code and/or a transaction described in Section 351 of the Code, as applicable, Parent and Acquisition shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to the Parent's or Acquisition's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which would constitute at least a majority of the Shares outstanding on a fully-diluted basis on the date of purchase (on a "FULLY-DILUTED BASIS" meaning the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to Company Stock Options with an exercise or conversion price on the Amendment Execution Date of less than $25.00 outstanding at that date and which do not terminate upon consummation of the Offer under Company Plans or otherwise, to the extent such Company Stock Options would be vested or exercisable as of the date which is ninety (90) days after the scheduled Expiration Date), when aggregated with any Shares owned by Parent, Acquisition or an affiliate of Parent or Acquisition (the "MINIMUM CONDITION"), (ii) any applicable waiting period under the HSR Act or under any other material foreign, federal or state antitrust, competition or fair trade law, shall have expired or terminated prior to the expiration of the Offer, or (iii) at any time on or after the Amendment Execution Date, and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events are continuing at a scheduled Expiration Date:

          (a) a statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Offer or the Merger;

          (b) in connection with the compliance by Parent or Acquisition with any Applicable Law (including the HSR Act or any other material foreign, federal or state antitrust, competition or fair trade law), Parent shall be
     (i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations, or (ii) prohibited from owning, and a limitation shall be imposed on Parent's ownership of, any portion of the Company's business or assets;

          (c) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Surviving Corporation after the Acceptance Date in all material respects as it was operated prior thereto (other than under the HSR Act or any other material foreign, federal or state antitrust, competition or fair trade law) shall not have been given, obtained or complied with, as applicable except where the failure to be given, obtained or complied with shall not have a Material Adverse Effect on the Company or a Material Adverse Effect on Parent;

          (d) the S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order;

          (e) the failure of (i) each of the representations and warranties qualified by "Material Adverse Effect on the Company" to be true and correct as of the date of the Agreement and as of the scheduled Expiration Date as though made on and as of the scheduled Expiration Date, and (ii) each of the representations and warranties of the Company set forth in the Agreement and not qualified by "Material Adverse Effect on the Company", disregarding all qualifications and exceptions contained therein relating to materiality, to be true and correct as of the date of the Agreement and as of the scheduled Expiration Date as though made on and as of the scheduled Expiration Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

          (f) Parent shall not have received a Closing Tax Opinion from its counsel, or, if applicable, the opinion of its counsel referred to in
     Section 4.20 of the Agreement;

          (g) failure of the covenants and obligations of the Company to have been performed pursuant to the terms of the Agreement in all material respects at or before the Acceptance Date;

          (h) the shares of Parent Common Stock to be issued in the Offer shall not have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; or

          (i) subject to each of the disclosures in the Company Disclosure Schedule, there shall have been a Material Adverse Effect on the Company.

     The foregoing conditions are for the sole benefit of Parent and Acquisition and may be asserted by either of them regardless or the circumstances giving rise to such conditions or may be waived by Parent or Acquisition, in whole or in part at any time and from time to time in the sole discretion of Parent or Acquisition. The failure by Parent or Acquisition at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

II.  CONDITIONS TO CONSUMMATION OF THE OFFER OF THE COMPANY

     To the extent permitted by Applicable Law, Parent and Acquisition shall not consummate the Offer if, before the time of acceptance of Shares for payment pursuant to the Offer, the Company shall have provided to Parent and Acquisition notice of, and not waived or withdrawn such notice of, any of the following events which are continuing at a scheduled Expiration Date:

          (a) a statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Offer or the Merger;

          (b) in connection with the compliance by Parent or Acquisition with any Applicable Law (including the HSR Act or any other material foreign, federal or state antitrust, competition or fair trade law), Parent shall be
     (i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations, or (ii) prohibited from owning, and a limitation shall be imposed on Parent's ownership of, any portion of the Company's business or assets;

          (c) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Surviving Corporation after the Acceptance Date in all material respects as it was operated prior thereto (other than under the HSR Act or any other material foreign, federal or state antitrust, competition or fair trade law) shall not have been given, obtained or complied with, as applicable except where the failure to be given, obtained or complied with shall not have a Material Adverse Effect on the Company or a Material Adverse Effect on Parent;

          (d) the S-4 shall not have become effective under the Securities Act and shall be the subject of any stop order or proceedings seeking a stop order;

          (e) the failure of (i) each of the representations and warranties qualified by "Material Adverse Effect on Parent" to be true and correct as of the date of the Agreement and as of the scheduled Expiration Date as though made on and as of the scheduled Expiration Date, and (y) each of the representations and warranties of Parent and Acquisition set forth in the Agreement and not qualified by "Material Adverse Effect on Parent", disregarding all qualifications and exceptions contained therein relating to materiality, to be true and correct as of the date of the Agreement and as of the scheduled Expiration Date as though made on and as of the scheduled Expiration Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on Parent;

          (f) The Company shall not have received a Closing Tax Opinion from its counsel (or counsel for Parent in the event counsel for the Company in unable to render a Closing Tax Opinion), or, if applicable, Company shall not have received an opinion of its counsel referred to in Section 4.20 of the Agreement (or counsel for Parent in the event counsel for the Company is unable to render its opinion);

          (g) the failure of the covenants and obligations of Parent and Acquisition pursuant to the terms of the Agreement to have been duly performed in all material respects at or before the Acceptance Date;

          (h) the shares of Parent Common Stock to be issued in the Offer shall not have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; or

          (i) subject to each of the disclosures in the Parent Disclosure Schedule, there shall have been a Material Adverse Effect on Parent.

     Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for payment shall forthwith be returned to the tendering stockholders.